================================================================================

                        CNL HOSPITALITY PROPERTIES, INC.


                  Supplement No. Three, dated November 21, 2002

                       to Prospectus, dated April 1, 2002

================================================================================

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 1, 2002. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed Properties for which the Company has entered into initial commitments to acquire and as to the number and types of Properties acquired by the Company is presented as of November 15, 2002, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after November 15, 2002, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS

         On March 1, 2002, the Company acquired a Courtyard(R) by Marriott(R) located in Basking Ridge, New Jersey (the "Basking Ridge Property"). The Basking Ridge Property includes 235 guest rooms, two meeting rooms, an outdoor pool, an exercise room, and a restaurant and lounge. The Property is located in Somerset County, a suburb of Bernards Township, New Jersey.

         On June 14, 2002, the Company acquired a 50% interest in a Courtyard by Marriott located in San Francisco, California (the "San Francisco Downtown Property") through a joint venture with an affiliate of Marriott International, Inc. The San Francisco Downtown Property includes 371 guest rooms, 34 guest suites, 7,000 square feet of meeting space, 118 underground parking spaces, an indoor pool and Jacuzzi, a business center, a fitness facility, a laundry facility, and a restaurant and lounge. The Property is located downtown at the northeast corner of Folsom and Second Street.

         On June 14, 2002, the Company acquired a Marriott Hotel located in Bridgewater, New Jersey (the "Bridgewater Property"). The Bridgewater Property includes 347 guest rooms, 10,700 square feet of meeting space, an indoor pool, a whirlpool, a laundry facility, a fitness center, a gift shop, a business center, and a restaurant and lounge. The Property is located in the 122-acre Bridgewater Commons development.

         On July 3, 2002, the Company acquired a parcel of land located in Foothill Ranch, California, and entered into a development services agreement with a subsidiary of the Advisor to construct a Courtyard by Marriott on the Property (the "Foothill Ranch Property"). The Foothill Ranch Property is expected to include 156 guest rooms, a meeting room, an outdoor pool, an exercise room and a restaurant and lounge. The Property is located in a suburb of South Orange County.

         On September 4, 2002, the Company acquired an interest in a Hampton Inn Hotel located in Houston, Texas (the "Houston Property"). The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts. The joint venture was formed in November 2001 and owns two additional Properties located in Manchester, Connecticut. The Houston Property includes 176 guest rooms, 1,365 square feet of meeting space, a 1,786 square foot continental breakfast area, an outdoor heated swimming pool, a fitness room, an executive business center and a guest laundry facility. The Property is located in the Galleria area of Houston and five miles west of downtown.

         On October 25, 2002, the Company acquired a Courtyard by Marriott located in Newark, California (the "Courtyard Newark Property"). The Courtyard Newark Property includes 181 guest rooms, 4,300 square feet of meeting space, an outdoor pool and whirlpool, a business center, a fitness facility, a laundry facility and a lounge. The Property is located in Silicon Valley.

         On November 15, 2002, the Company acquired a Residence Inn by Marriott located in Newark, California (the "Residence Inn Newark Property"). The Residence Inn Newark Property includes 168 guest rooms, 540 square feet of meeting space, an outdoor pool, a business center, a fitness facility and a laundry facility. The Property is located in Silicon Valley.

         As of November 15, 2002, the Company owned interests in 53 Properties, including ten Properties through joint ventures and five Properties on which hotels are or will be constructed or renovated. In addition, the Company has commitments to acquire five additional Properties. All of the Properties owned by the Company are, or in the case of the hotels under construction or renovation will be, leased to hotel operators or indirect subsidiaries of the Company with management of the Properties performed by third-party hotel operators, and operated under affiliations with national hotel chains.

         The Board of Directors declared distributions of $0.06458 per Share to stockholders of record on October 1 and November 1, 2002, payable by December 31, 2002. Distributions for the 12-month period ended November 1, 2002 represent a historical return of 7.75%.



                                  THE OFFERINGS


         As of November 15, 2002, the Company had received subscriptions from this offering for 31,354,842 Shares totalling $313,548,422 in Gross Proceeds. As of November 15, 2002, the Company had received aggregate subscriptions from its Prior Offerings and this offering for 118,862,005 Shares totalling $1,188,620,047 in gross proceeds, including 624,601 Shares ($6,246,007) issued pursuant to the Reinvestment Plan. As of November 15, 2002, net proceeds to the Company from its offerings of Shares, and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses, totalled approximately $1,056,700,000. The Company has invested, directly or indirectly, approximately $848,900,000 of the net offering proceeds in 53 hotel Properties and borrowed loan proceeds in connection with these acquisitions, of which approximately $404,000,000 was outstanding as of November 15, 2002. These 53 Properties include ten Properties through joint ventures and five Properties on which a hotel is being or will be constructed or renovated. In addition, as of November 15, 2002, the Company had used net offering proceeds to redeem 796,279 Shares of Common Stock for $7,326,771 and to pay approximately
$52,300,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $148,200,000 available to invest in Properties and Mortgage Loans. As of November 15, 2002, the Company had also incurred approximately $19,700,000 in Acquisition Fees as a result of Permanent Financing used to acquire certain Properties.

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission. In connection therewith, the Board of Directors has approved a fifth offering by the Company (the "2003 Offering") of 175,000,000 Shares which is expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. Net proceeds from the 2003 Offering are expected to be invested in additional Properties and Mortgage Loans and other permitted investments. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.



                                  RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS


         The following paragraph is inserted following the fourth paragraph under the heading "Risk Factors - Real Estate and Other Investment Risks" on page 13 of the Prospectus.

         The economic downturn and September 11, 2001 have adversely affected the travel and lodging industries and the Company's hotel operations. As a result of the attacks on the World Trade Center and the Pentagon on September 11, 2001, and the effects of the economic recession, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, our hotels have experienced declines in occupancy and average daily rates due to the decline in travel.

         Although it appears that a recovery is occurring in the business and leisure travel sector, we are unable to predict with certainty when or if travel and lodging demand will be fully restored to normal levels. The impact of the September 11, 2001 terrorist attacks, future events such as military or police activities in the United States or foreign countries and future terrorist activities or threats of such activities, could have on our business cannot presently be determined. In addition, any U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry. The Company's properties and the business of the Company's tenants and managers may continue to be affected, including hotel occupancy and revenues and, as a result, the Company's revenues may remain at reduced levels or be reduced further to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. If the reduction in travel is protracted, the ability of the Company's tenants to make rental payments may be affected and cash available for distributions to stockholders may be reduced. It is possible that these factors could have a material adverse effect on the value of our assets.



         The following paragraph updates and replaces the first paragraph on page 14 of the Prospectus.


         Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be subject to maximum limits. Although historically our leases generally have had credit enhancement provisions, the Company may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a third -party tenant or manager in connection with future leases. Even if provided to the Company, these enhancements generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.


         The following information updates and replaces the corresponding information under the heading "Risk Factors -- Tax Risks" beginning on page 19 of the Prospectus.

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2001 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. The Company may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its REIT status during a taxable year in which the Company's investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, the Company will lose its REIT status.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 31 of the Prospectus.

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.


                              REDEMPTION OF SHARES

         The following paragraph updates and replaces the fourth paragraph on page 36 of the Prospectus.


         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.



                                    BUSINESS


GENERAL

         The  following   information   updates  and  replaces  the  information
beginning with the second full paragraph on page 38 through the third paragraph on page 39 of the Prospectus.

         The travel and tourism industry, the largest industry globally, is one of the largest in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel Research, a leading provider of lodging industry statistical data, in 2001 there were 41,500 hotel properties in the United States that included over 4.2 million hotel rooms. These hotels generated over $103.5 billion in revenue in 2001.

         According to Smith Travel Research, the industry had shown nine consecutive years of financial performance improvement, through 2000. That streak of year-over-year growth ended as a result of weak economic conditions resulting from the slowing economy and the effects of the September 11, 2001 terrorist attacks.

         The lodging industry experienced a significant decline in performance caused by the resulting reduction in travel. The effects of an uncertain economy, which have caused declines in business and leisure demand nationwide, continue to affect hotel occupancy and average daily rate. Revenue per available room, an important hotel metric that combines occupancy and average daily rate, decreased in 2001 to $50.86 from record levels in 2000 of $54.64. Despite the most dramatic travel decrease in history, the lodging industry still produced the second highest room rates ever.

         The tables below present average U.S. hospitality industry operating data by year.

                     United States Hospitality Industry Average
        ---------------------------------------------------------------------

           Year              Occupancy             ADR              RevPAR
        ------------        ------------        ----------        -----------

        1987                   63.3%               $52.93             $33.48
        1988                   63.4%               $54.92             $34.82
        1989                   64.3%               $56.82             $36.54
        1990                   63.5%               $58.47             $37.13
        1991                   61.9%               $58.72             $36.35
        1992                   62.6%               $59.51             $37.25
        1993                   63.5%               $61.12             $38.81
        1994                   64.7%               $63.50             $41.08
        1995                   65.0%               $66.49             $43.22
        1996                   64.9%               $70.84             $45.98
        1997                   64.4%               $74.94             $48.26
        1998                   63.7%               $78.42             $49.95
        1999                   63.2%               $81.78             $51.68
        2000                   63.6%               $85.91             $54.64
        2001                   60.0%               $84.77             $50.86

                           Source:  Smith Travel Research


         The hotel industry has grown in profitability at a compounded annual growth rate of 27.4% from 1993 to 2001 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $103.5 billion in total revenue for 2001, the second highest year in history despite a 7.7% drop from the prior year. In addition, in 2001, pre-tax profits were $16.2 billion, the fifth most profitable year ever despite a 38.6% drop from the prior year.


         The tables below present pre-tax profits for the hospitality industry by year.

                         Pre-tax Profits
                          (in billions)
                -----------------------------------

                   Year              Profitability
                ------------         --------------

                   1993                $    2.4
                   1994                $    5.5
                   1995                $    8.5
                   1996                 $  12.5
                   1997                 $  17.0
                   1998                 $  20.9
                   1999                 $  22.1
                   2000                 $  26.4
                   2001                 $  16.2

                Source: Smith Travel Research

         A positive aspect of the recent reduction in travel is a significant constraint on hotel supply, which is expected to see historically low growth through the next few years. Some industry experts assert that supply, not demand, is the primary determinant of long-term hotel industry profitability.

         The terrorist attacks of September 11, 2001 exacerbated an already slowing U.S. economy and caused a dramatic reduction in travel. As a result, the U.S. hotel industry experienced significant declines in occupancy and average daily rate from 2000, the most successful year in the history of the lodging industry.

         Management has been encouraged at the return of leisure demand since the terrorist attacks, but is still seeing slow corporate travel typical of a recessionary period, particularly in the transient business segment. The return of leisure demand may signal a reversal of the effects on travel by the terrorist attacks. Management anticipates a return of business travel as the U.S. economy recovers, particularly in 2003 when the economy is expected to gain momentum. There can be no assurance, however that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business.

PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 40 of the Prospectus.


         Between February 23, 2002 and November 15, 2002, the Company acquired interests in seven Properties. In connection with the purchase of these Properties, the Company, as lessor, entered into lease agreements with various taxable REIT subsidiaries. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

         The following table sets forth the location of the seven Properties described above and a summary of the principal terms of the acquisition and lease of each Property.


                                                                                PROPERTY ACQUISITIONS

                                                                  From February 23, 2002 through November 15, 2002


                                                Purchase     Date    Lease Expiration and      Minimum
                    Property Location           Price (1)  Acquired     Renewal Options      Annual Rent (2)       Percentage Rent
--------------------------------------------- --------------------- -------------------- --------------------- --------------------

Courtyard by Marriott (3) (4)                 $35,750,000  03/01/02 03/2007; seven       The greater of (i)    See Minimum Annual
(the "Basking Ridge Property")                                      five-year renewal    $2,145,000 or (ii) a         Rent
Existing hotel                                                      options              percentage of gross
                                                                                         revenues of the
                                                                                         Property ranging from
The Basking Ridge Property is located in                                                 30% to 50% for the
Basking Ridge, New Jersey, a suburb                                                      applicable year,
of Bernards Township, New Jersey.                                                        designed to result in
The Property includes 235 guest rooms,                                                   a minimum return of
two meeting rooms, an outdoor pool, an                                                   approximately 10.25%
exercise room, and a restaurant and lounge.                                              (3)


Courtyard by Marriott (5) (6)                 $82,000,000  06/14/02 06/2028; five        The greater of (i)    See Minimum Annual
(the "San Francisco Downtown Property")                             five-year renewal    $4,920,000 or (ii) a           Rent
Existing hotel                                                      options              percentage of gross
                                                                                         revenues of the
The San Francisco Downtown Property                                                      Property ranging from
is located in                                                                            25% to 45% for the
downtown San  Francisco, California.                                                     applicable year,
The Property includes                                                                    designed to result in
371 guest rooms, 34 guest suites,                                                        a minimum return of
7,000 square feet of                                                                     approximately 10% (6)
meeting space, 118 underground parking
spaces, an indoor pool and Jacuzzi,
a business center, a fitness facility,
a laundry facility, and a restaurant
and lounge.

Marriott Hotel (3) (7)                        $61,500,000  06/14/02 06/2028;five ten-year The greater of (i)    See Minimum Annual
(the "Bridgewater Property")                                        renewal options      $3,690,000 or (ii) a           Rent
Existing hotel                                                                           percentage of gross
                                                                                         revenues of the
                                                                                         Property  ranging from
                                                                                         19.5% to 30% for the
The Bridgewater  Property is                                                             applicable  year,
located in Bridgewater,                                                                  designed to result in
New Jersey, in the 122-acre                                                              a minimum return of
Bridgewater Commons  development.                                                        approximately 10.25% (3)
The Property  includes 347 guest rooms,
10,700 square feet  of
meeting  space,  an indoor
pool, a  whirlpool,  a laundry
facility,  a fitness center, a gift shop, a
business center, and a restaurant and
lounge.









                                         Purchase     Date    Lease Expiration and       Minimum
          Property Location              Price (1)  Acquired    Renewal Options        Annual Rent (2)         Percentage Rent
--------------------------------------- ---------- --------- --------------------- ----------------------   ------------------------

Courtyard by Marriott (3)               $3,276,000 07/03/02  Five years from the    Commencing on the date  See Minimum Annual Rent
(the "Foothill Ranch Property")         (excluding           date the Property      the Property opens to
Hotel to be constructed                 development          opens to the public;   the public, the tenant
                                        costs) (8)           five five-year renewal will pay the greater
The Foothill Ranch Property,                                 options                of (i) a minimum
which is scheduled to open                                                          amount to be
in the third quarter of 2003,                                                       determined at the time
is located in Foothill                                                              of opening or (ii) a
Ranch, California, a suburb                                                         percentage of gross
of South Orange County. The                                                         revenues of the
Property is expected to include                                                     Property for the
156 guest rooms, a meeting room,                                                    applicable year,
an outdoor pool, an exercise room                                                   designed to result in
and a restaurant and lounge.                                                        a minimum return of
                                                                                    approximately 10.5% (3)

Hampton Inn Hotel (6) (9)               $14,300,000 09/04/02 06/2007; five         The greater of (i)      See Minimum Annual Rent
(the "Houston Property")                (10)                 five-year renewal      $936,000 or (ii) a
Existing hotel                                               options                percentage of gross
                                                                                    revenues of the
The Houston Property is located                                                     Property ranging from
in Houston, Texas, in the                                                           20% to 35% for the
Galleria area of Houston and                                                        applicable year,
five miles west of downtown.                                                        designed to result in
The Property includes 176 guest                                                     a minimum return of
rooms, 1,365 square feet of                                                         approximately 11% (6)
meeting space, a 1,786 square-foot
continental breakfast area, an
outdoor heated swimming pool, a fitness
room, an executive business center
and a guest laundry facility.






Courtyard by Marriott (3) (4)           $25,500,000 10/25/02 10/2007; five         The greater of (i)      See Minimum Annual Rent
(the "Courtyard Newark Property")                            five-year renewal      $1,530,000 or (ii) a
Existing hotel                                               options                percentage of gross
                                                                                    revenues of the
The Courtyard Newark Property                                                       Property ranging from
is located in Newark,                                                               30% to 50% for the
California, in Silicon Valley.                                                      applicable year,
The Property includes 181                                                           designed to result in
guest rooms, 4,300 square feet                                                      a minimum return of
of meeting space, an outdoor pool                                                   approximately 10.25%
and whirlpool, a business center,                                                   (3)
a fitness  facility, a laundry
facility and a lounge.








                                         Purchase     Date    Lease Expiration and         Minimum
         Property Location               Price (1)  Acquired     Renewal Options       Annual Rent (2)      Percentage Rent
------------------------------------- ------------ --------- ------------------------ --------------------- -----------------------


Residence Inn by Marriott (3) (4)     $27,300,000  11/15/02  11/2007; five            The greater of (i)     See Minimum Annual Rent
(the "Residence Inn Newark Property")                        five-year renewal        $1,638,000 or (ii) a
Newly constructed hotel                                      options                  percentage of gross
                                                                                      revenues of the
The Residence Inn Newark                                                              Property ranging from
Property is located in Newark,                                                        20% to 55% for the
California, in Silicon Valley.                                                        applicable year,
The Property includes 168 guest                                                       designed to result in
rooms, 540 square feet of meeting                                                     a minimum return of
space, an outdoor pool, a business                                                    approximately 10.25%
center, a fitness facility and                                                        (3)
a laundry facility.







FOOTNOTES:

(1) The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired, and for the construction Properties, once the buildings are constructed, is set forth below (the balances are presented based on the Company's 100% interest except for the joint ventures which are presented as follows: the 50% interest in the San Francisco Downtown Property and the 85% interest in the Houston Property):

                                                                   Estimated
         Property                                             Federal Tax Basis
         --------                                             -----------------


         Basking Ridge Property                                    $33,900,000
         San Francisco Downtown Property                           $35,600,000
         Bridgewater Property                                      $60,500,000
         Foothill Ranch Property                                   $16,100,000
         Houston Property                                          $12,300,000
         Courtyard Newark Property                                 $23,200,000
         Residence Inn Newark Property                             $25,000,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Foothill Ranch Property, minimum annual rent will become due and payable on the date the hotel opens to the public.

(3) The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third -party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(4) The lessee has entered into a management agreement with Marriott International, Inc. to operate the hotel. In addition, the lessee has entered into an agreement with Marriott International, Inc. in which Marriott International, Inc. has agreed to guarantee on behalf of the lessee a minimum return equal to 10.25% of the total cost to purchase the Property (the "TRS Pool Guarantee"). The TRS Pool Guarantee terminates on the earlier of (i) the date on which the aggregate amount funded by Marriott International, Inc. equals or exceeds the guarantee term limit of $35 million, (ii) the last day of the first 13 period accounting year for which minimum threshold coverage equals or exceeds
         1.25 of the purchase price of the Property, or (iii) with respect to $15 million of the guarantee, on November 15, 2005, and with respect to the remaining $20 million of the guarantee, on November 15, 2007. As of November 15, 2002, the amount remaining under the TRS Pool Guarantee was $27.3 million and covers minimum returns for the Basking Ridge, Oakland Airport, Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting, TownePlace Suites Manhattan Beach, Courtyard Newark, Residence Inn Newark and Residence Inn SeaWorld Properties and, subject to lender approval, the Western International Portfolio (which includes the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties) and the Courtyard Weston Property. Operating profits and losses from all 17 Properties will be pooled in determining whether the Properties' aggregate operating profits and losses exceed the aggregate minimum return due under the leases.


(5) The Company acquired a 50% interest in the San Francisco Downtown Property through a joint venture with an affiliate of Marriott International, Inc. The joint venture financed the acquisition with equity investments of $13 million each from the Company and Marriott International, Inc. as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

(6) The lessee of this Property is an indirect wholly owned subsidiary of the joint venture and the Property is operated by a third -party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's pro rata share of the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.


(7) On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36 million collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only will be due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to close no later than January 1, 2003.


(8) The Company has entered into a development services agreement for the Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee for serving as the developer of the Property. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisitions costs) is not expected to, but may exceed the amount set forth below:

                                    Estimated Maximum    Estimated Final
         Property                         Cost           Completion Date
         ------------------------ -------------------- ---------------------

         Foothill Ranch Property      $18,300,000         September 2003

(9) The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts. The joint venture was formed in November 2001 and it owns two Properties located in Manchester, Connecticut. The Company owns an 85% interest in the joint venture. The Company plans to invest $800,000 in renovations and capital improvements to the Houston Property which are expected to begin in the fourth quarter of 2002.

(10) The total purchase price of the Houston Property was financed as set forth below:

         Senior Debt of the joint venture                      $  9,407,000
         Contributed Equity from Interstate Hotels & Resorts        733,950
         Contributed Equity from the Company                      4,159,050
                                                              --------------
              Total                                            $ 14,300,000
                                                              ==============

         In addition to the above acquisitions, on May 28, 2002, the Company invested $1 million in STSN, Inc. in return for Series E Preferred Stock. STSN, Inc. is a privately held company that is a provider of high-speed internet access and other broadband services to hotels, convention centers and office buildings.


         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         In addition, in January 2002, the Company acquired a 25% interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels Corporation and Marriott International, Inc. (the "Mobile Travel Guide Joint Venture") that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The EMTG Joint Venture has licensing rights to assemble, edit, publish and sell the Travel Guide. The Company's required total capital contribution to the Mobil Travel Guide Joint Venture was approximately $3.6 million. In September 2002, the Company approved a plan to contribute an additional $893,750 to the Mobil Travel Guide Joint Venture. This contribution will only be made by the Company if PIL elects not to contribute this amount. The election will be made by PIL on or before November 22, 2002. This contribution, if made by the Company, will occur on or shortly after November 22, 2002, and will increase the Company's ownership in the Mobil Travel Guide Joint Venture from 25% to 31.25%.


         In June 2002, the Company took assignment of its leases for 11 of its hotel Properties. Of these 11 Properties, nine are being leased to a taxable REIT subsidiary of the Company and are managed by an affiliate of Marriott International, Inc. The two remaining Properties are being leased to a taxable REIT subsidiary of the Company and are managed by an affiliate of Interstate Hotels & Resorts.


         The Company has entered into an agreement whereby if certain conditions are met, nine leases currently to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise minimum rent.


         The following information updates and replaces the table on page 59 of the Prospectus.

         Marriott, Wyndham and Hilton Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels, Hilton Hotels and Embassy Suites:

                          Total Occupancy Rate for 2001
                Marriott Brand, Wyndham Hotels, Hilton Hotels and
                          Embassy Suites as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate
                                                         --------------

U.S. Lodging Industry                                         60.0%
Fairfield Inn by Marriott                                     66.3%
Wyndham Hotels                                                67.4%
Hilton Hotels                                                 67.5%
Embassy Suites                                                68.3%
Marriott Hotels, Resorts and Suites                           68.8%
Courtyard by Marriott                                         71.0%
Residence Inn by Marriott                                     77.9%

Source:  Smith  Travel  Research  (U.S.   Lodging   Industry   only),   Marriott
         International, Inc. 2001 Form 10-K, Wyndham International, Inc. 2001 Form 10-K and Hilton Hotels Corporation 2001 Form 10-K

PENDING INVESTMENTS

         The following information updates and replaces the "Business -- Pending Investments" section beginning on page 59 of the Prospectus.


         As of November 15, 2002, the Company had initial commitments to acquire five additional hotel Properties for an aggregate purchase price, including construction costs, of approximately $326.5 million. The five Properties are two Doubletree hotels (one in each of Arlington, Virginia and Dallas, Texas), one Marriott Hotel (in Seattle, Washington), one Renaissance Hotel (in Tampa, Florida) and one Sheraton hotel (in Tucson, Arizona). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                         Estimated Purchase  Lease Term and          Minimum Annual
Property                                         Price      Renewal Options                Rent                  Percentage Rent
--------                                 ------------------ ---------------        --------------------          ---------------


Doubletree Crystal City (1)                $71,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Arlington, VA                                               five-year renewal   to be determined at the time of         Rent
(the "Doubletree Arlington Property")                       options             acquisition or a percentage of
Existing hotel                                                                  gross revenues of the Property
                                                                                for the applicable year (1)


Doubletree Dallas-Lincoln Centre (1) (3)   $52,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Dallas, TX                                                  five-year renewal   to be determined at the time of         Rent
(the "Doubletree Dallas Property")                          options             acquisition or a percentage of
Existing hotel                                                                  gross revenues of the Property
                                                                                for the applicable year (1)

Marriott Hotel (1)                         $7,104,000       Five years; five    The greater of a minimum amount  See Minimum Annual
Seattle, WA                                (excluding       five-year renewal   to be determined at the time of         Rent
(the "Seattle Waterfront Marriott          development      options             acquisition or a percentage of
Property")                                 costs) (2)                           gross revenues of the Property
Hotel under construction                                                        for the applicable year (1)

Renaissance Hotel (1)                      $2,250,000       Five years from the Commencing the date that the     See Minimum Annual
Tampa, FL                                  (excluding       date the Property   Property opens to the public,           Rent
(the "Renaissance Tampa Property")         development      opens to the public the tenant will pay the greater
Hotel to be constructed on leased land     costs) (2)       five five-year      of a minimum amount to be
                                                            renewal options     determined at the time of
                                                                                acquisition or a percentage of
                                                                                gross revenues of the Property
                                                                                for the applicable year (1)

The Sheraton El Conquistador Resort and    $69,000,000      Five years; five    The greater of a minimum amount  See Minimum Annual
Country Club (1) (3)                                        five-year renewal   to be determined at the time of         Rent
Tucson, AZ                                                  options             acquisition or a percentage of
(the "Sheraton Tucson Property")                                                gross revenues of the Property
Existing hotel                                                                  for the applicable year (1)



FOOTNOTES:

(1) The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager.

(2) The Company plans to enter into a development services agreement for the Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee expected to equal 4% of the cost of development of the Property for serving as developer of the Property. The maximum cost to the Company with respect to the Seattle Waterfront Marriott Property (including the purchase price of the land, development costs, and closing and acquisition costs) and the maximum cost to the Company with respect to the Renaissance Tampa Property (including development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                                                             Estimated Final
                          Property                       Estimated Maximum Cost              Completion Date
                          --------                       ----------------------              ---------------

          Seattle Waterfront Marriott Property                 $88,800,000                     April 2003
          Renaissance Tampa Property                           45,700,000                    January 2004


(3) The Company anticipates entering into a commitment for a loan in connection with the acquisition of the Doubletree Dallas and Sheraton Tucson Properties. The loan amount is expected to be $78,650,000, which will be collateralized by the Doubletree Dallas and Sheraton Tucson Properties. The interest rate is expected to be equal to the five-year treasury rate plus 275 basis points. Payments of interest only are expected to be due monthly for the first two years, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company, which is expected to occur no later than January 1, 2003.

         Renaissance Hotels and Resorts by Marriott. Renaissance Hotels and Resorts by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to provide stylish, comfortable environments. Renaissance Hotels and Resorts by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of December 2001, there were more than 120 Renaissance Hotels and Resorts by Marriott hotels worldwide.

         Sheraton. Sheraton is part of Starwood(R)Hotels & Resorts Worldwide, Inc., which is one of the leading hotel companies in the world. Sheraton serves the needs of both business and leisure travelers from full-service hotels in major cities to luxurious resorts by the water. Sheraton has more than 400 hotels and resorts in over 70 countries.


SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation.

         The following paragraph updates and replaces the fourth paragraph under the heading "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" on page 63 of the Prospectus.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third -party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See the section of the Prospectus entitled "Business -- Mortgage Loans."

JOINT VENTURE ARRANGEMENTS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 71 of the Prospectus.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See the section of the Prospectus entitled "Federal Income Tax Considerations -- Investment in Joint Ventures."

MORTGAGE LOANS

         The following paragraph is inserted following the second paragraph under the heading "Business -- Mortgage Loans" on page 71 of the Prospectus.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

BORROWING

         The following information updates and replaces the fifth full paragraph on page 72 of the Prospectus.


         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on certain hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of November 15, 2002, the Company had $24 million outstanding on the revolving line of credit.


         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 72 of the Prospectus.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company owns a 50% interest, obtained permanent financing from a third -party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.


         On September 3, 2002, the Company obtained a commitment for a loan of $90.7 million relating to eight of the hotel Properties currently owned by the Company. On October 31, 2002, the Company borrowed $9,070,000, with the remainder of the $90.7 million to be received no later than January 1, 2003. The loan has a term of five years, commencing on the date the funds were first advanced to the Company. The interest rate on the loan is 6.53% per annum and payments of interest only are due on the first day of each month for 24 months. Beginning in the 25th month until maturity, payments of principal and interest are due through the end of the fifth year based on a 20-year amortization schedule.

         On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36 million collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only will be due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to close no later than January 1, 2003.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this Prospectus Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 76 of the Prospectus.



                                 Nine Months Ended
                            -----------------------------                           Year Ended December 31,
                             September 30,  September 30,  ---------------------------------------------------------------------
                                2002            2001            2001           2000           1999           1998      1997 (1)
                            --------------  -------------  -------------  -------------  --------------  -----------  ----------

Revenues                    $105,728,911   $53,944,806    $ 71,462,544    $36,099,219     $10,677,505   $1,955,461    $ 46,071
Net earnings                  10,750,818    16,477,869      19,328,376     20,670,462       7,515,988      958,939      22,852
Cash flows from operating
  activities                  50,647,771    40,393,338      52,937,964     43,650,561      12,890,161    2,776,965      22,469
Cash flows used in
  investing activities      (254,561,113 ) (275,050,493)  (295,990,882 ) (334,236,686 )  (130,231,475 ) (34,510,982)  (463,470 )
Cash flows from financing
  activities                 222,761,847   224,395,876     237,680,116    238,811,538     206,084,832   36,093,102   9,308,755
Cash distributions
  declared (2)                51,811,921    34,066,688      48,409,660     28,082,275      10,765,881    1,168,145      29,776
Earnings per Share:
  Basic                             0.12          0.27            0.30           0.53            0.47         0.40        0.03
  Diluted                           0.12          0.27            0.30           0.53            0.45         0.40        0.03
Funds from operations (3)     43,156,077    31,138,721      40,838,412     30,053,368      10,450,223    1,343,105      22,852
Cash distributions declared
  per Share                         0.58          0.58            0.77           0.74            0.72         0.47        0.05
Weighted average number of
  Shares outstanding (4):
     Basic                    90,622,101    60,806,624      64,457,643     38,698,066      15,890,212    2,402,344     686,063
     Diluted                  90,622,101    63,217,472      64,457,643     45,885,742      21,437,859    2,402,344     686,063



                                                                                          December 31,
                              September 30,  September 30,  ---------------------------------------------------------------------
                                 2002            2001            2001           2000           1999           1998      1997 (1)
                             --------------  -------------  -------------  -------------  --------------  -----------  ----------

Total assets              $1,142,382,873  $880,197,359    $901,406,487   $653,962,058    $266,968,274   $48,856,690 $9,443,476
Mortgages payable            167,791,136   169,237,560     168,883,882    170,055,326              --           --          --
Other notes payable and line
  of credit                   50,131,527    79,357,264      65,071,680     19,581,950              --    9,600,000          --
Total stockholders' equity   885,343,114   603,535,059     637,876,684    419,288,998     253,054,839   37,116,491   9,233,917


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.


(2) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 79%, 52%, 60%, 26%, 30%, 18% and 23% of cash distributions for the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999 and 1998, net earnings included $37,352, $101,939,
         $118,038,  $117,282,  $35,238  and  $44,160,   respectively,  of  these
         amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.


(4) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 77 of the Prospectus.


         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's revolving line of credit, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


INTRODUCTION

         The Company


         The Company is a Maryland corporation that was organized on June 12, 1996. Various other wholly owned subsidiaries have been formed for purposes of acquiring or developing hotel Properties. The Company may also provide Mortgage Loans to operators of Hotel Chains. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Philadelphia Annex, LLC, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, and its other subsidiaries. The Company operates for federal income tax purposes as a REIT.

         The Company's operations have changed from those that were previously reported in prior years, as permitted by the REIT Modernization Act of 1999, which became effective beginning in 2001. This is the result of a shift in the Company's business from the leasing of owned Properties to third-party tenants in exchange for rental revenue to an emphasis on leasing Properties to taxable REIT subsidiaries ("TRS") and engaging third-party managers to conduct day-to-day operations of the hotels. This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This has also resulted in a reduction in rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. When possible, the Company negotiates various types of credit enhancements on a case-by-case basis for its TRS Properties. All of the Properties acquired in 2002 are leased to TRS entities of the Company and are operated by third-party managers. This trend is expected to continue throughout the remainder of 2002 and into the future.

         Additionally, during the nine months ended September 30, 2002, the Company, consistent with its strategy to lease hotel Properties to TRS entities and engage third-party managers to conduct day-to-day operations of the hotels, took assignment of several leases which had been previously leased to third parties.

RESULTS OF OPERATIONS


    Comparison of quarter and nine months ended September 30, 2002 to quarter and nine months ended September 30, 2001

         Properties

         As of September 30, 2002, the Company owned interests in 51 Properties (40 wholly owned and 11 held indirectly through joint ventures), consisting of land, buildings and equipment, including five Properties on which hotels are being constructed or renovated. One of the hotels under construction as of September 30, 2002, opened on November 5, 2002. Of these Properties, 37 are leased to TRS entities and operated by third-party managers, resulting in hotel revenues and expenses being reported in the condensed consolidated statements of earnings for the Company. The remaining Properties are leased on a "triple-net" basis to third-party operators resulting in rental income from operating leases being reported in the condensed consolidated statements of earnings for the Company.


         Revenues


         Hotel operating revenues during the nine months ended September 30, 2002 and 2001 were $70,175,174 and $1,150,876, respectively ($37,648,057 and
$1,150,876 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). For the nine months ended September 30, 2002 and 2001, the Company earned rental income from operating leases and FF&E Reserve income of $32,729,398 and $49,890,912, respectively ($8,313,157 and $16,911,381 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). The increase in hotel revenues and the decrease in rental income and FF&E Reserve income was due to the Company taking assignment of leases on 18 existing Properties and engaging third-party managers to operate these Properties during the nine months ended September 30, 2002. Additionally, two Properties that were acquired at the end of 2001 and all of the new Properties acquired in 2002 are leased to TRS entities of the Company and are operated using third-party managers. This resulted in rental income from operating leases and FF&E Reserve income for these Properties being replaced by hotel operating revenues and expenses during 2002. Other existing third-party leases may be assigned to the Company in the future and Properties acquired in the future will likely be leased to TRS entities and operated using third-party managers. As a result, the amount of rental income from operating leases is expected to continue to decline as a percentage of total revenues while hotel operating revenues are expected to increase.


         Interest and Other Income


         During the nine months ended September 30, 2002 and 2001, the Company earned $926,522 and $2,903,018, respectively ($315,098 and $966,986 of which was earned during the quarters ended September 30, 2002 and 2001, respectively), in interest income from investments in money market accounts and other short-term, highly liquid investments. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term, liquid investments, a decrease in the average interest rate earned and the period of time the funds were invested in such accounts as compared to 2001. As net offering proceeds are invested in Properties, used to make Mortgage Loans and used to invest in other permitted investments, the percentage of the Company's total revenues from interest income will vary depending on the amount of future offering proceeds, the timing of investments and interest rates in effect.

         In June 2002, the Company recognized other income of $1,897,817, which represents the net amount of (i) the release of the Company's obligation to repay approximately $5.5 million in security deposits resulting from the assumption of leases on 11 of its existing Properties offset by (ii) the assumption of a liquidity facility loan of approximately $3.6 million. See "Borrowings/Market Risk" for additional information related to the liquidity facility loan.


         Operating Expenses


         Operating expenses, including depreciation and amortization, and interest expenses, were $88,653,573 and $32,618,000 for the nine months ended September 30, 2002 and 2001, respectively ($40,943,736 and $11,528,551 of which were incurred during the quarters ended September 30, 2002 and 2001, respectively). The increase in operating expenses during the period, as compared to 2001, was the result of the Company owning interests in 51 Properties during 2002 compared to 39 Properties in 2001. Additionally, during the nine months ended September 30, 2002 and 2001, the Company incurred hotel expenses of $45,582,159 and $1,515,808, respectively ($25,782,205 and $1,515,808 of which were incurred during the quarters ended September 30, 2002 and 2001 respectively), due to consolidated subsidiaries of the Company leasing a portion of the Company's Properties and employing third-party managers to operate the hotels. Additionally, interest expense increased from $10,413,514 for the nine months ended September 30, 2001 to $13,827,651 for the nine months ended September 30, 2002 (which includes an increase from $3,343,187 to $4,771,181 for the quarters ended September 30, 2001 and 2002, respectively), primarily due to increased borrowing on the revolving line of credit. Operating expenses are expected to increase as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments. However, general operating and administrative expenses, exclusive of interest expense, as a percentage of total revenues is expected to decrease as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments.


         Losses from Unconsolidated Subsidiaries


         Equity in losses of unconsolidated subsidiaries of $6,128,835 and $3,750,585 for the nine months ended September 30, 2002 and 2001 respectively ($2,926,619 and $3,557,914 for the quarters ended September 30, 2002 and 2001, respectively), were primarily due to pre-opening and marketing expenses incurred during the construction of a resort owned through a joint venture and losses at a resort which was open but undergoing significant renovations. Losses are expected to continue through the remainder of 2002 as construction and renovation activities are completed and the resorts become fully operational.

         Net Earnings

         The decrease in earnings from prior periods is due to the effect of the current economic downturn on the U.S. economy, particularly the travel and lodging industry, and the events of September 11, 2001; however, the Company has continued to receive cash returns from its Properties due to credit enhancements that have been obtained from its hotel operators. See "Borrowings/Market Risk" for additional information on the Company's credit enhancements.


         Concentration of Credit Risk


         One of the Company's tenants contributed approximately 12% of total revenues for the quarter and nine months ended September 30, 2002. In addition, a majority of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott brands for the quarter and nine months ended September 30, 2002. Although the Company intends to acquire Properties in various states and regions, has entered into leases with TRS entities for many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in non-Marriott branded Properties, failure of this lessee, the Company's hotels or the Marriott brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.


         Current Economic Conditions


         The attacks on the World Trade Center and the Pentagon on September 11, 2001, adversely impacted economic activity during the months following the attacks, particularly affecting the travel, airline and lodging industries. These declines were in addition to more modest declines which began to affect the hotel industry earlier in 2001 as a result of the general slowdown in business activity within the U.S. economy. As a result of these conditions, most of our hotel operators and managers have reported declines in the operating performance of our hotels. Many of our leases and operating agreements contain features such as guarantees which are intended to require payment of minimum returns to us despite operating declines at our hotels. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company's revenues and cash flows may still decline or remain at reduced levels for extended periods. Any U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry.

         An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny coverage under a claim.


         Management of the Company currently knows of no other trends that will have a material adverse effect on liquidity, capital resources or results of operations.

         Hotel Operating Statistics


         Management regularly reviews operating statistics such as revenue per available room ("REVPAR"), average daily rate ("ADR") and occupancy for the Company's Properties in order to gauge how well the Company's Properties are performing as compared with the industry and past results. Out of the 51 total Properties, the Company has year-to-year comparative data on 26. The following table summarizes REVPAR, ADR and occupancy for these Properties for the quarter and nine months ended September 30, 2002.

                                      Nine Months Ended             Quarter Ended                   Percent
                                        September 30,              September 30,                   Variance
                                    ------------------------    ------------------------     -------------------------
                                                                                               Nine
                                                                                               Months       Quarter
                                      2002          2001          2002          2001           Ended         2001
                                    ----------    ----------    ----------    ----------     ----------    ---------
North America (26 hotels)
         REVPAR                       $ 62.45       $66.30       $57.41       $58.34         (5.8% )     (1.6% )
         ADR                          $ 90.64      $100.61       $84.68       $92.61         (9.9% )     (8.6% )
         Occupancy                      68.9%        65.9%        67.8%        63.0%          4.6%        7.6%

         Note that the Company did not operate or have interests in all of the 26 Properties used in the table above during the quarter and nine months ended September 30, 2001, however, the operating results for these Properties are still used for comparative purposes and analysis of performance.


         Funds from Operations

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. The following information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered an alternative to net earnings, cash flow generated from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America.

         The following is a reconciliation of net earnings to FFO:



                                                              Quarter Ended                Nine Months Ended
                                                             September 30,                  September 30,
                                                          2002             2001           2002            2001
                                                      --------------   -------------  -------------   --------------

     Net earnings                                      $ 2,343,107     $3,890,425      $10,750,818     $16,477,869
         Adjustments:
            Effect of unconsolidated subsidiaries        3,220,970        492,306        8,700,216         515,206
            Effect of minority interest                    (59,400 )      (59,303 )       (177,800 )      (881,528 )
            Amortization of real estate assets             311,488         64,058          854,137         192,179
            Depreciation of real estate assets           7,104,107      5,020,427       19,452,573      14,834,995
            Effect of assumption of liabilities                 --             --        3,576,133              --
                                                      --------------   -------------  -------------   --------------

     Funds From Operations                             $12,920,272     $9,407,913      $43,156,077     $31,138,721
                                                      ==============   =============  =============   ==============

     Weighted average Shares:
            Basic                                      100,749,086     68,897,098       90,622,101      60,806,624
                                                      ==============   =============  =============   ==============
            Diluted                                    100,749,086     68,897,098       90,622,101      63,217,472
                                                      ==============   =============  =============   ==============



LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings


         On September 14, 2000, the Company commenced the 2000 Offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 were available to stockholders purchasing Shares through the Reinvestment Plan. On April 22, 2002, the Company completed its 2000 Offering and immediately commenced this offering of 45,000,000 Shares. As of September 30, 2002, the Company had received subscriptions for 23,099,600 Shares totalling $230,996,002 in gross proceeds from this offering, including $1,832,702 (183,270 Shares) through the Company's Reinvestment Plan. As of November 15, 2002, the Company had received an initial $200,000 contribution from its Advisor and subscription proceeds of $1,188,620,047 (118,862,005 Shares), including $6,246,007 (624,601 Shares) issued pursuant to the Company's Reinvestment Plan.

         As of September 30, 2002, net proceeds to the Company from its Initial Offering, 1999 Offering and 2000 Offering (the "Prior Offerings"), loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and Offering Expenses totalled approximately $1,350,487,000. The Company had used approximately $652,579,000 of net offering proceeds and $236,774,000 of loan proceeds to invest in 41 hotel Properties, including two parcels of land on which hotel Properties are being constructed (one of which was completed in November 2002). In addition, the Company had used approximately $163,461,000 to invest in ten Properties through five joint ventures, including four Properties on which hotels are being constructed or renovated, approximately $7,327,000 to redeem 796,279 Shares of Common Stock, approximately $160,407,000 to pay down the two construction lines of credit and approximately $73,964,000 to pay
Acquisition Fees and certain Acquisition Expenses, leaving approximately $55,975,000 available for investment in Properties and Mortgage Loans.

         During the period October 1, 2002 through November 15, 2002, the Company received additional net offering proceeds of approximately $75,900,000, used approximately $52,800,000 to purchase two Properties, invested $16,340,000 in an existing joint venture on which a hotel is being constructed and had approximately $148,200,000 available for investment in Properties and Mortgage Loans or other permitted investments. The Company expects to use the uninvested net proceeds from this offering plus any additional net proceeds from the sale of additional Shares from this offering and the proposed 2003 Offering, primarily to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments, such as investments in other real estate companies and joint ventures. In addition, the Company intends to borrow money to acquire interests in additional Properties, to invest in Mortgage Loans and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings.

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 175,000,000 Shares of Common Stock ($1,750,000,000) (the "2003 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 175,000,000 Shares of Common Stock expected to be offered, up to 25,000,000 Shares are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. Net proceeds from the 2003 Offering are expected to be invested in additional Properties and Mortgage Loans. The Company believes that the net proceeds received from the 2003 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

         Redemptions


         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company may elect, at its discretion, to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2002 and 2001, 262,745 and 181,668 Shares, respectively, were redeemed for $2,417,257 and $1,671,342, respectively. These shares were retired from Shares outstanding of Common Stock. Shares were redeemed for $9.20 per Share.


         Borrowings/Market Risk


         As of September 30, 2002, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated joint ventures, were as follows:


  Principal and Accrued                                Fixed Rate                                   Interest
     Interest Balance              Maturity             Per Year          Variable Rate           Payments Due
--------------------------- -------------------- -----------------  --------------------- --------------------


       $50,347,692              December 2007          8.335%                  -                    Monthly
        85,026,918                July 2009             7.67%*                 -                    Monthly
        32,416,526              December 2007           8.29%                  -                    Monthly
          9,610,903             September 2017          12.85%                 -                    Monthly
        16,368,281              November 2003             -             LIBOR + 275 bps             Monthly
        24,152,343             September 2006             -             LIBOR + 225 bps             Monthly

*Average interest rate as the loans bear interest ranging from 7.50% to 7.75%.

         The Company's objectives and strategies with respect to long-term debt are to minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and to maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayments earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately 8% as of September 30, 2002.

         In September 2002, the Company paid down approximately $50,292,000 on its construction loan facilities. The Company's construction loan facility, expiring in November 2003, bears interest at a floating rate. Approximately $16,400,000 was outstanding and approximately $600,000 was available under the construction loan facility as of September 30, 2002. This construction loan facility was used to finance the construction of two hotel Properties that have been completed and began operating in February 2002.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company owns a 50% interest, obtained permanent financing from a third -party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

         The Company may be subject to interest rate risk through outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down any outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. At September 30, 2002, approximately $40,521,000 in variable rate debt was outstanding.

         On October 31, 2002, the Company obtained a loan in the amount of $90,700,000 collateralized by eight of its hotel Properties. The loan has a term of five years. Interest is charged at 6.53% per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. The Company borrowed approximately $9,070,000 at closing with the remainder to be funded no later than January 1, 2003.

         On August 29, 2002, the Company obtained a commitment for a loan in the amount of $36,000,000 collateralized by the Bridgewater Property. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company. The interest rate on the loan will be 5.84% per annum and payments of interest only are due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity. This loan is expected to close no later than January 1, 2003.

         The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages payable and notes payable under Permanent Financing arrangements at September 30, 2002, approximated the outstanding principal amount.

         The Company plans to use net proceeds it receives from this offering and the proposed 2003 Offering to acquire interests in additional Properties and, to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow under its revolving line of credit and obtain Permanent Financing in order to acquire interests in additional Properties, to invest in Mortgage Loans or other permitted investments, and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. The line of credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The maximum amount the Company may borrow, unless approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         The Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage that are leased to TRS entities and for Properties that they lease directly. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. These guarantees normally expire when (i) a predefined operating performance threshold is achieved for twelve consecutive months, (ii) the guarantee term expires (typically three to five years) or (iii) maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of September 30, 2002 and December 31, 2001, these other liabilities were $6,761,534 and $0, respectively, representing guarantee funding which potentially could be earned back in the future. Additionally, as of September 30, 2002 and December 31, 2001, the Company had approximately $41,350,000 and $50,000,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the joint ventures in which the Company has invested. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements in the future.

         In connection with the lease assumptions on nine Properties, the Company assumed a liquidity facility loan in the amount of approximately $3.6 million. A total of $10.2 million is available under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the date the minimum rent coverage of the pooled Properties equals or exceeds a pre-defined threshold for 13 consecutive accounting periods or (iii) the date the total of the liquidity facility funding equals or exceeds 10% of the total purchase price for all nine Properties at the end of any fiscal year. As of September 30, 2002, $3,670,397 was outstanding under the liquidity facility loan.

         The following is a schedule of the Company's fixed and variable rate debt maturities for the remainder of 2002, each of the next four years, and thereafter:

                                 Fixed Rate
                              Mortgages Payable        Variable Rate        Total Mortgages
                                 and Accrued            Other Notes         and Other Notes
                                  Interest                Payable               Payable
                             --------------------    ------------------    ------------------


2002                                $  2,324,136         $         --         $    2,324,136
2003                                   2,393,876            16,368,281            18,762,157
2004                                   2,561,298                    --             2,561,298
2005                                   2,742,225                    --             2,742,225
2006                                   2,879,930            24,000,000            26,879,930
Thereafter                           164,652,917                    --           164,652,917
                             --------------------    ------------------    ------------------
                                  $  177,554,382         $  40,368,281        $ 217,922,663
                             ====================    ==================    ==================


         Commitments and Contingencies

         From time to time, the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.


         As of November 15, 2002, the Company had commitments to (i) acquire five hotel Properties for an anticipated aggregate purchase price of approximately $326.5 million, (ii) construct or complete construction on one Property, with an estimated value of approximately $16 million and (iii) fund the remaining total of approximately $14 million in two existing joint ventures. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its joint ventures, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and joint ventures. The acquisition of additional Properties and the investment in the joint ventures described above are subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the revolving line of credit and Permanent Financing.

         The Company has entered into an agreement whereby if certain conditions are met, nine leases currently with third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise minimum rent.


         Cash and Cash Equivalents/Cash Flows


         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire interests in Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans or other permitted investments. At September 30, 2002, the Company had $63,673,557 invested in short-term investments as compared to $44,825,052 at December 31, 2001. The increase in the amount invested in short-term investments was primarily attributable to proceeds received from the sale of Shares of Common Stock from the 2000 Offering and this offering, offset by Property acquisitions during the nine months ended September 30, 2002 and additional investments in joint ventures to fund renovation costs. These funds will be used to purchase interests in additional Properties, to make Mortgage Loans or invest in other permitted investments, to pay Offering Expenses and acquisition fees and expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 2002 and 2001, the Company generated cash from operating activities of $50,647,771 and $40,393,338, respectively, and cash used in investing activities was $254,561,113 and $275,050,493, respectively. Cash used in investing activities for the nine months ended September 30, 2002 and 2001, consisted primarily of additions to land, buildings and equipment of $181,241,594 and $75,525,562, respectively, and investments in joint ventures of $42,006,993 and $162,490,900, respectively. Additionally, during the nine months ended September 30, 2001, the Company acquired the remaining interest of Hotel Investors for $32,884,119 resulting in 100% ownership by the Company. During the nine months ended September 30, 2002, the Company made the following Property acquisitions:


          Brand Affiliation                 Property Location             Purchase Date            Purchase Price
          -----------------                 -----------------             -------------            --------------

    SpringHill Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $20,000,000
    TownePlace Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $15,000,000
    SpringHill Suites by Marriott          Plymouth Meeting, PA         January 18, 2002             $27,000,000
        Courtyard by Marriott               Basking Ridge, NJ             March 1, 2002              $37,750,000
           Marriott Hotel                    Bridgewater, NJ              June 14, 2002              $61,500,000



         The Company also purchased a parcel of land on which a hotel will be constructed. These Properties are being, or will be, operated using third-party managers.


         In June 2002, the Company acquired a 50% interest in CY-SF Hotel Parent, LP (the "San Francisco Joint Venture"), a joint venture with an affiliate of Marriott International, Inc. The San Francisco Joint Venture purchased a Courtyard by Marriott in downtown San Francisco, California, for approximately $82 million. The purchase was financed with equity investments of $13 million each from the Company and Marriott International, Inc., as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or
(ii) 9% or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco Downtown Property is a wholly owned subsidiary of the San Francisco Joint Venture and the Property is managed by a subsidiary of Marriott International, Inc.


         In September 2002, the Company acquired an 85% interest in a Hampton Inn Property located in Houston, Texas (the "Houston Property") for $4,889,989. The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts that was originally formed in November 2001. All characteristics of the joint venture other than the acquisition of the Houston Property remain unchanged. The total purchase price of the Houston Property was $14,300,000. In connection with this purchase, the joint venture assumed a loan of approximately $9.3 million which is secured by the Houston Property. The loan bears interest at a rate of 7.78% per annum. Monthly payments of principal and interest of $75,730 are due on the first day of each month through December 1, 2007, at which time the remaining principal balance is due.

         Cash provided by financing activities was $222,761,847 and $224,395,876 for the nine months ended September 30, 2002 and 2001, respectively. Cash provided by financing activities for the nine months ended September 30, 2002 and 2001, includes the receipt of $327,356,970 and $233,927,453, respectively, in subscriptions from stockholders. In addition, Distributions to stockholders for the nine months ended September 30, 2002 and 2001, were $51,811,921 and $34,066,688, respectively (or $0.58 per share, respectively).

         Liquidity Requirements

         The Company expects to meet its liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, and investment in Mortgage Loans, with proceeds from its offering, advances under its revolving line of credit and cash flows from operations and debt financing.

         Management believes that the Company has obtained reasonably adequate insurance coverage. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant or manager's insurance policy lapses or is insufficient to cover a claim relating to a Property and covers the Company's interest in all Properties except for the Waikiki Beach Property of which the Company has a 49% interest.


         Related Party Transactions


         Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer, CNL Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company's Assets.

         During the nine months ended September 30, 2002 and 2001, Affiliates of the Company incurred on behalf of the Company $5,021,199 and $3,857,919, respectively ($2,336,463 and $1,763,351 of which was incurred during the quarters ended September 30, 2002 and 2001, respectively), for certain Offering Expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of September 30, 2002 and December 31, 2001, the Company owed the Advisor and other related parties $1,321,497 and $1,026,225, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. In addition, the Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amounts deposited with this bank at September 30, 2002 and December 31, 2001, were $7,979,136 and $6,928,363, respectively.

         In May 2002, the Company acquired a 10% interest in CNL Plaza, Ltd. a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.


         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."

         Other


         In accordance with Staff Accounting Bulletin No. 101, the Company has recorded FF&E Reserve income for cash transferred by third -party tenants into restricted bank accounts ("FF&E Accounts") during the nine months ended September 30, 2002 and 2001. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working conditions and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve income is not generated from hotels leased by TRS entities and operated by third-party managers; however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to acting as tenant for these Properties and engaging third parties to manage operations, the amount of FF&E Reserve income is expected to decline. For the nine months ended September 30, 2002 and 2001. FF&E Reserve income totalled $3,440,068 and $4,302,783, respectively ($1,063,480 and $1,446,933 of which was earned during the quarters ended September 30, 2002 and 2001, respectively). FF&E Reserve funds of $14,047,273 and $8,493,446 were classified as restricted cash as of September 30, 2002 and December 31, 2001, respectively.

         The Company declared and paid Distributions to its stockholders of $51,811,921 and $34,066,688 during the nine months ended September 30, 2002 and 2001, respectively. In addition, on October 1 and November 1, 2002, the Company declared Distributions to stockholders of record on October 1 and November 1, 2002, totalling $7,114,778 and $7,537,727, respectively, or $0.06458 per Share of Common Stock, payable by December 31, 2002.

         For the nine months ended September 30, 2002 and 2001, approximately 60% and 59%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 40% and 41%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for the purposes of calculating the stockholders' return on their invested capital.

         In connection with the assumption of certain third-party leases, the Company has incurred certain costs. These costs have been expensed as lease termination payments.


         In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of FASB Statement No. 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of FASB Statement No. 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The  following   information  updates  the  corresponding   information
beginning on page 88 of the Prospectus.

         On June 14, 2002, Thomas J. Hutchison III was appointed President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp., the Advisor to the Company, and on July 22, 2002, he was appointed President of Hotel Investors. Mr. Hutchison served as Executive Vice President of the Company and the Advisor from 2000 to June 2002, and he served as Executive Vice President of Hotel Investors from 2000 to July 2002. Mr. Hutchison was also appointed President of CNL Retirement Properties, Inc. and CNL Retirement Corp. on June 1, 2002. He served as Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 2000 to June 2002.

         Robert A. Bourne previously served as President of the Company and the Advisor from 1997 to June 2002, and served as President of Hotel Investors from 1999 to June 2002. Mr. Bourne continues to serve as a director, Vice Chairman of the Board and Treasurer of the Company and of the Advisor. Mr. Bourne also served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 92 of the Prospectus.

         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee is entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which the Chairman participates with the Company's independent accountants as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 92 of the Prospectus.

        The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. ..................   Chairman of the Board, Chief Executive Officer and Director
        Robert A. Bourne.......................   Vice Chairman of the Board, Treasurer and Director
        Matthew W. Kaplan......................   Director
        Thomas J. Hutchison III................   President and Director
        Charles A. Muller......................   Chief Operating Officer and Executive Vice President
        C. Brian Strickland....................   Executive Vice President
        Lynn E. Rose...........................   Secretary

         The following information should be read in conjunction with "The Advisor and the Advisory Agreement -- The Advisor" section beginning on page 92 of the Prospectus.

         Rick Snyder, age 59, joined CNL Hospitality Corp. in July 2000, and in August 2002 was appointed Senior Vice President of Portfolio Management. In this capacity, Mr. Snyder supervises the portfolio management team and the ongoing relationships with our operating management company partners. He is also responsible for monitoring property activity with regard to financial performance, capital spending and management contract compliance for the purposes of maximizing the return generated by each asset. Mr. Snyder joined CNL Hospitality Corp. with more than 30 years in the hotel industry. His experience includes managing several premier hotels such as the Paradise Island Hotel & Villas, Nassau, Bahamas; Americana Hotel, Bal Harbour, Florida; Caesars Palace, Las Vegas; Boca Beach Club, Boca Raton, Florida and The Pointe Hilton Resort in Phoenix. Prior to joining CNL, Mr. Snyder served as vice president of asset management for Strategic Hotel Capital, a privately held hotel investment company. In this capacity, he was responsible for the acquisition of several global, full service, luxury hotels through intensive, research-based asset management. Mr. Snyder's experience has included various hospitality brands such as Hyatt, Hilton, Marriott, as well as independent hotels. Mr. Snyder is a member of the Hospitality Asset Management Association and has served on the board of directors for each of the Miami Beach, Atlantic City, Phoenix and Tempe Visitors and Convention Bureaus.

         Jack Elkins, age 49, joined CNL Hospitality Corp. in August 2002 as Senior Vice President of Design and Construction. Mr. Elkins also serves as Senior Vice President of CNL Hotel Development Company and CNL Retirement Development Corp., and serves as Senior Vice President of Design and Construction of CNL Real Estate Services, Inc. In these capacities, Mr. Elkins is responsible for planning, design and construction activities for new projects in hospitality, retirement and mixed-use developments. His areas of focus range from initial negotiations with architectural consultants and general contractors, to implementation of contracts and hands-on problem solving with project managers throughout the design and construction process - while ensuring that budgetary, schedule and quality requirements are achieved. Prior to joining CNL, Mr. Elkins was an executive level manager with Welbro Building Corporation. Recognized as one of the Southeast's premier general contracting firms, Welbro is most notable for their quality of service and performance in the hospitality market. In addition to having responsibility for major operational work segments and providing management direction to his various project teams, Mr. Elkins' primary focus was overseeing client relationships and construction operations directly related to the significant renovation and/or new construction of hotel and timeshare resort projects, ranging in size from 100 units to 1,100 units. He worked with hospitality brands such as Marriott, Wyndham, Radisson, and Sheraton, plus independent hotels such as the Sanibel Harbor Resort and the Indian River Plantation Hotel, with project values up to $300 million. Mr. Elkins is a graduate of East Carolina University and has more than 23 years of commercial construction experience.


                              CERTAIN TRANSACTIONS

         The following information should be read in conjunction with the "Certain Transactions" section beginning on page 95 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2002 through November 15, 2002, the Company incurred $29,680,927 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee and due diligence expense reimbursements from the 2000 Offering and this offering, a portion of which may be reallowed to other broker-dealers. During the period January 1, 2002 through November 15, 2002, the Company incurred $2,051,602 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. During the period January 1, 2002 through November 15, 2002, the Company incurred $18,652,393 of such fees in connection with its 2000 Offering and this offering. Additionally, for the period January 1, 2002 through November 15, 2002, the Company incurred Acquisition Fees totalling $2,997,107 as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% of anticipated project costs. During the nine months ended September 30, 2002, the Company incurred $3,393,674 of such fees. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2002, the Company incurred $4,818,889 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the nine months ended September 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2002, the Company incurred a total of $3,198,847 for these services, $2,246,057 of such costs representing stock issuance costs and $952,790 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at November 15, 2002 was $9.5 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the quarter and nine months ended September 30, 2002, the Company received $79,208 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.



                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the table and footnotes on page 105, as well as the last paragraph beginning at the bottom of page 105 and the second full paragraph on page 106 of the Prospectus.


         The following table presents total  Distributions and Distributions per
Share:

                                                                Quarter
                                   ------------------------------------------------------------------
                                       First            Second            Third            Fourth             Year
                                   --------------    -------------     -------------    -------------     -------------
   2002:

   Total Distributions declared      $15,431,508      $17,058,036       $19,322,377         (1)
   Distributions per Share                 0.194            0.194             0.194         (1)



   2001:
   Total Distributions declared       $9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
   Distributions per Share                 0.191            0.191             0.194            0.194             0.770


   2000:
   Total Distributions declared       $5,522,124       $6,414,210        $7,533,536       $8,612,405       $28,082,275
   Distributions per Share                 0.181            0.181             0.188            0.188             0.738


   1999:
   Total Distributions declared         $998,652       $2,053,964        $3,278,456       $4,434,809       $10,765,881
   Distributions per Share                 0.175            0.181             0.181            0.181             0.718


   1998:
   Total Distributions declared         $101,356         $155,730          $362,045         $549,014        $1,168,145
   Distributions per Share                 0.075            0.075             0.142            0.175             0.467


(1) In October and November 2002, the Company declared Distributions totalling $7,114,778 and $7,537,727 (representing $0.06458 per Share), payable by December 31, 2002. Distributions for the 12-month period ended November 1, 2002 represent a historical return of 7.75%

(2) For the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 60%, 52%, 63% and 75%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 40%, 48%, 37% and 25%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the nine months ended September 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 79%, 60%, 26%, 30% and 18% of cash distributions for the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2001, 2000, 1999 and 1998, represent distribution rates of 7.70%, 7.38% , 7.18% and 4.67%, respectively, of Invested Capital. Distributions for the 12-month period ended September 30, 2002 represent a historical return of 7.75%.

         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         The Company may, in the future, charge stockholders who elect the monthly distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

         The following sentences replace the first and the third sentences of the first paragraph under the heading "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" on page 107 of the Prospectus.

         The Company has authorized a total of 516,000,000 shares of capital stock, consisting of 450,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. As of November 15, 2002, the Company had 118,085,726 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 624,601 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                        FEDERAL INCOME TAX CONSIDERATIONS


         The following sentence replaces the first sentence of the first paragraph under the heading "Federal Income Tax Considerations -- Introduction" on page 113 of the Prospectus.

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel.

         The summary of the material federal income tax consequences of the ownership of Shares of the Company commencing on page 114 of the Prospectus has been reviewed and adopted by Greenberg Traurig, LLP, as new counsel to the Company, with the insertion of the following paragraphs which update and replace the corresponding paragraphs on page 115 of the Prospectus.


         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. The Company has represented that at the end of each quarter the sum of the value of any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that the value of any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.


                                 LEGAL OPINIONS

         The following information updates and replaces the "Legal Opinions" section on page 130 of the Prospectus.

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS


         The following information updates and replaces the "Experts" section on page 130 of the Prospectus.


         The financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa and Hilton Suites Auburn Hills as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and the financial statements of Embassy Suites Portland Downtown as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period from November 30, 1999 through December 31, 1999, the period from January 1, 1999 through November 29, 1999 (predecessor company) and the year ended December 31, 1998 (predecessor company), included in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto.

         Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         Prior to the date of this post-effective amendment, the Arthur Andersen LLP partners and managers who audited the financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa, Hilton Suites Auburn Hills and Embassy Suites Portland Downtown resigned from Arthur Andersen LLP. As a result, after reasonable efforts the Company has been unable to obtain Arthur Andersen LLP's written consent to the use in this post-effective amendment to its registration statement of Arthur Andersen LLP's audit reports with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this post-effective amendment without written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the post-effective amendment to the registration statement.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX A TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                     FORM OF
                                REINVESTMENT PLAN


         CNL  HOSPITALITY   PROPERTIES,   INC.,  a  Maryland   corporation  (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions , the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of .5%, due diligence reimbursements of up to .125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                ------------------------------------------------
                THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
                ------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                                                                                                          Page
                                                                                                          ----

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 2002                                         B-2

    Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002             B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                     B-4

    Notes to Pro Forma  Consolidated  Financial  Statements  for the nine months
      ended September 30, 2002 and the year ended December 31, 2001                                       B-5

Interim Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001                  B-11

    Condensed Consolidated Statements of Earnings for the quarters and nine months ended
      September 30, 2002 and 2001                                                                         B-12

    Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
      September 30, 2002 and the year ended December 31, 2001                                             B-13

    Condensed Consolidated Statements of Cash Flows for the nine months ended September
      30, 2002 and 2001                                                                                   B-15

    Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
      September 30, 2002 and 2001                                                                         B-17






                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The  following  Unaudited Pro Forma  Consolidated  Balance Sheet of CNL
Hospitality  Properties,  Inc. and subsidiaries  (the "Company") gives effect to
(i) the receipt of $82,552,420 in gross offering proceeds from the sale of 8,255,242 additional shares for the period October 1, 2002 through November 15, 2002, and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in one property through a joint venture, and (c) purchase land on which a property will be developed, all as reflected in the pro forma adjustments described in the related notes.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002, and the year ended December 31, 2001, include the historical operating results of properties acquired during the year ended December 31, 2001, and the items described above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2001, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). In addition, the Unaudited Pro
Forma Consolidated Statement of Earnings for the year ended December 31, 2001 gives effect to the acquisition by the Company of the remaining 29% interest in Hotel Investors as of January 1, 2001 and includes adjustments to rental income and hotel revenues and expenses for assumption of leases from third parties by the Company's taxable REIT subsidiaries.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.






                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002

                                                                                   Pro Forma
                    ASSETS                                Historical              Adjustments                     Pro Forma
                                                        ----------------        -----------------              ----------------
Land, buildings and equipment, net                         $865,149,133             $244,800,000 (b)            $1,126,742,413
                                                                                       2,448,000 (b)
                                                                                      14,345,280 (b)
Investments in unconsolidated subsidiaries                  157,136,029                       --                   157,136,029
Cash and cash equivalents                                    63,673,557               82,552,420  (a)                       --
                                                                                      (3,714,859 )(a)
                                                                                      (6,191,432 )(a)
                                                                                        (412,762 )(a)
                                                                                      (1,321,497 )(c)
                                                                                      (2,067,374 )(d)
                                                                                      78,650,000  (e)
                                                                                      36,079,947  (f)
                                                                                      (2,448,000 )(b)
                                                                                    (244,800,000 )(b)
Restricted cash                                              14,047,273                2,067,374  (d)               16,114,647
Receivables                                                   5,550,097                       --                     5,550,097
Due from related parties                                      4,757,828                       --                     4,757,828
Prepaid expenses and other assets                            27,977,162                3,714,859  (a)               17,346,741
                                                                                     (14,345,280 )(b)
Loan costs, net                                               4,091,794                       --                     4,091,794
                                                       -----------------       ------------------             -----------------

                                                         $1,142,382,873             $189,356,676                $1,331,739,549
                                                       =================       ==================             =================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                      167,791,136               78,650,000  (e)              246,441,136
Other notes payable                                          25,979,184                       --                    25,979,184
Line of credit                                               24,152,343               36,079,947  (f)               60,232,290
Other liabilities                                            10,431,931                       --                    10,431,931
Accounts payable and accrued expenses                        15,135,216                       --                    15,135,216
Due to related parties                                        1,321,497               (1,321,497 )(c)                       --
Security deposits                                            11,382,576                       --                    11,382,576
Rents paid in advance                                           845,876                       --                       845,876
                                                       -----------------       ------------------             -----------------
       Total liabilities                                    257,039,759              113,408,450                   370,448,209
                                                       -----------------       ------------------             -----------------
Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                      --                       --                            --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                     --                       --                            --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 105,037,587 shares, as adjusted            1,098,305                   82,552  (a)                1,180,857
    Capital in excess of par value                          972,473,429               82,469,868  (a)            1,048,339,103
                                                                                      (6,604,194 )(a)
    Accumulated   distributions   in   excess  of  net
        earnings                                            (81,020,223 )                     --                   (81,020,223 )
   Accumulated other comprehensive loss                      (4,275,810 )                     --                    (4,275,810 )
   Minority interest distributions in excess of
       contributions and accumulated earnings                (2,932,587 )                     --                    (2,932,587 )
                                                       -----------------       ------------------             -----------------
          Total stockholders' equity                        885,343,114               75,948,226                   961,291,340
                                                       -----------------       ------------------             -----------------
                                                         $1,142,382,873             $189,356,676                $1,331,739,549
                                                       =================       ==================             =================


                     See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002



                                                                      Pro Forma
                                                  Historical         Adjustments                 Pro Forma
                                                --------------     --------------              -------------
Revenues:
    Hotel revenues                               $ 70,175,174        $ 82,844,648   (1)        $ 153,019,822
    Rental income from operating leases            29,289,330          (5,989,116 ) (1)           23,300,214
    FF&E reserve income                             3,440,068                  --                  3,440,068
    Interest and other income                       2,824,339          (1,094,898 ) (2)            1,729,441
                                                --------------    ----------------         ------------------
                                                  105,728,911          75,760,634                181,489,545
                                                --------------    ----------------         ------------------

Expenses:
    Hotel expenses                                 45,582,159          62,315,537   (1)          107,897,696
    Interest and loan cost amortization            13,827,651           4,351,049   (11)          18,178,700
    General operating and administrative            4,118,164                  --                  4,118,164
    Asset management fees to
       related party                                4,818,889           1,077,261   (3)            5,896,150
    Depreciation and amortization                  20,306,710           5,958,267   (4)           26,264,977
                                                --------------    ----------------            ---------------
                                                   88,653,573          73,702,114                162,355,687
                                                --------------    ----------------            ---------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              17,075,338           2,058,520                 19,133,858

Equity in Loss of Unconsolidated
    Subsidiaries                                   (6,128,835 )          (660,712 ) (10)          (6,891,539 )
                                                                         (101,992 ) (9)
Minority Interest                                    (195,685 )                --                   (195,685 )
                                                --------------    ----------------            ---------------

Net Earnings                                     $ 10,750,818          $1,295,816               $ 12,046,634
                                                ==============    ================            ===============

Earnings Per Share of Common Stock (5):
    Basic                                        $       0.12                                 $         0.11
                                                ==============                                ===============
    Diluted                                      $       0.12                                 $         0.11
                                                ==============                                ===============

Weighted Average Number of Shares of
    Common Stock Outstanding (5):
       Basic                                       90,622,101                                    111,290,672
                                                ==============                                ===============
       Diluted                                     90,622,101                                    111,290,672
                                                ==============                                ===============


        See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001




                                                                      Pro Forma
                                                  Historical         Adjustments               Pro Forma
                                                --------------     --------------            -------------

Revenues:
    Hotel revenues                               $  1,150,876       $ 122,894,245   (1)       $ 124,045,121
    Rental income from operating leases            61,030,551         (12,313,002 ) (1)          48,717,549
    FF&E reserve income                             5,786,879                  --                 5,786,879
    Interest and other income                       3,494,238          (3,489,553 ) (2)               4,685
                                                --------------    ----------------         -----------------
                                                   71,462,544         107,091,690               178,554,234
                                                --------------    ----------------         -----------------

Expenses:
    Hotel expenses                                  1,515,808          88,733,229   (1)          90,249,037
    Interest and loan cost amortization            14,653,011           4,719,000   (11)         19,372,011
    General operating and administrative            3,465,568                  --                 3,465,568
    Asset management fees to
       related party                                3,326,688           1,563,274   (3)           4,889,962
    Taxes                                           1,183,184                  --                 1,183,184
    Depreciation and amortization                  19,748,697           8,619,177   (4)          28,367,874
                                                --------------    ----------------            --------------
                                                   43,892,956         103,634,680               147,527,636
                                                --------------    ----------------            --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              27,569,588           3,457,010                31,026,598

Equity in Loss of Unconsolidated
    Subsidiaries                                   (7,092,674 )        (8,483,291 ) (7)         (11,207,369 )
                                                                        5,172,110   (8)
                                                                         (346,589 ) (9)
                                                                         (456,925 ) (10)
Minority Interest                                  (1,148,538 )         1,006,427   (6)            (142,111 )
                                                --------------    ----------------            --------------

Net Earnings                                     $ 19,328,376       $     348,742             $  19,677,118
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (5):
    Basic                                        $       0.30                                 $        0.23
                                                ==============                                ==============
    Diluted                                      $       0.30                                 $        0.23
                                                ==============                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (5):
       Basic                                       64,457,643                                    86,049,424
                                                ==============                                ==============
       Diluted                                     64,457,643                                    86,049,424
                                                ==============                                ==============


     See accompanying  notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $82,552,420 from the sale of 8,255,242 shares during the period October 1, 2002 through November 15, 2002, and the payment of $3,714,859 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $6,191,432 (7.5% of gross proceeds) and the marketing support fee of $412,762 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of cash and cash equivalents to reflect the purchase of five properties for $261,593,280 (which includes closing costs of $2,448,000 and acquisition fees and costs of $14,345,280, which had been recorded as other assets as of September 30, 2002 and have been reclassified to land, buildings and equipment).


                                                                             Acquisition
                                                                               Fees and
                                                                            Closing Costs
                                                                             Allocated to
                                                         Purchase Price      Investments         Total
                                                        -----------------   --------------- --------------

              Residence Inn Newark, CA                    $  27,300,000     $  1,872,780    $  29,172,780
              Doubletree Lincoln Centre Dallas, TX        $  52,000,000     $  3,567,200    $  55,567,200
              Sheraton El Conquistador Tuscon, AZ         $  69,000,000     $  4,733,400    $  73,733,400
              Doubletree Crystal City, VA                 $  71,000,000     $  4,870,600    $  75,870,600
              Courtyard Newark, CA                        $  25,500,000     $  1,749,300    $  27,249,300
                                                          --------------    -------------   -------------
                        Total                             $ 244,800,000     $ 16,793,280    $ 261,593,280
                                                          ==============    =============   =============


(c) Represents payment of $1,321,497 in offering and acquisition fees which were outstanding as of September 30, 2002.

(d)      Represents   $2,067,374  in  restricted   cash  used  for  purposes  of
         purchasing furniture, fixtures and equipment.

(e) Represents a loan in the amount of $78,650,000 to finance the purchase of the Doubletree Lincoln Centre and Sheraton El Conquistador Properties. As part of the acquisition of these properties, the Company has entered into a term sheet for the loan with the following terms. The total loan amount will be 65 percent of the purchase price with an interest rate equal to the 5 year treasury plus 275 bps. Payments of interest only will be due monthly for the first two years of the loan, with payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loan is expected to have a term of five years commencing on the date the funds are first advanced to the Company.

(f) Represents amount borrowed from the Company's line of credit to fund the purchase of pro forma properties.

Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) For the nine months ended September 30, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired as of November 15, 2002 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $82,844,648 offset by hotel operating expenses of $62,315,537 in lieu of $5,989,116 in rental income from operating leases.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         For the year ended December 31, 2001, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired as of November 15, 2002 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $122,894,245 offset by hotel operating expenses of $88,733,229 in lieu of $12,313,002 in rental income from operating leases for the year ended December 31, 2001.

         The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                    Date the Property
                                                                                   Became Operational
                                                          Date Acquired           For Pro Forma Leased        Purchase
                                                          by the Company                Purposes                Price
                                                      -----------------------     ----------------------    --------------

         SpringHill Suites in Raleigh, NC             February 2, 2001               January 1, 2001           $8,822,000
         Courtyard in Overland Park, KS               February 2, 2001               January 1, 2001           15,790,000
         SpringHill Suites in Centreville, VA         March 23, 2001                 January 1, 2001           11,414,000
         SpringHill Suites in Charlotte, NC           March 23, 2001                 January 1, 2001           11,773,000
         Marriott Bridgewater, NJ                     June 14, 2002                   April 2, 2002            61,500,000
         Hampton Inn Houston, TX                      September 4, 2002              January 1, 2001           14,300,000
         Courtyard Newark, CA                         October 25, 2002               August 1, 2002            25,500,000
         Doubletree Crystal City, VA                  To be acquired                 January 1, 2001           71,000,000
         Sheraton Conquistador Tuscon, AZ             To be acquired                 January 1, 2001           69,000,000
         Doubletree Lincoln Centre Dallas, TX         To be acquired                 January 1, 2001           54,000,000
         Residence Inn Newark, CA                     November 15, 2002             November 1, 2002           27,300,000


         The following presents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                        Date the Property
                                                      Became Operational For
                                                       Pro Forma Purposes
                                                     -------------------------

         Courtyard in Oakland, CA                        February 26, 2001
         SpringHill Suites in Plymouth Meeting, PA       August 7, 2001
         SpringHill Suites in Richmond, VA               April 15, 2001
         SpringHill Suites in Manhattan Beach, CA        August 28, 2001
         TownePlace Suites in Manhattan Beach, CA        July 29, 2001
         Courtyard in Basking Ridge, NJ                  December 20, 2001
         Courtyard in Alpharetta, GA                     January 1, 2001
         Residence Inn in Cottonwood, UT                 January 1, 2001
         TownePlace Suites in Tewksbury, MA              January 1, 2001
         TownePlace Suites in Mt. Laurel, NJ             January 1, 2001
         TownePlace Suites in Scarborough, ME            January 1, 2001
         Residence Inn in Gwinnett, GA                   January 1, 2001
         Residence Inn in Buckhead, GA                   January 1, 2001

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The estimated interest income adjustment was calculated assuming an interest rate of approximately three percent per annum was earned by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.

(3) Represents increase in asset management fees relating to the properties acquired by the Company during the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of $5,958,267 for the nine months ended September 30, 2002, and $8,619,177 for the year ended December 31, 2001. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:


                                                                  Land               Building             FF&E
                                                             ----------------     ---------------    ----------------

         SpringHill Suites in Raleigh, NC                         $1,039,753         $ 6,924,761          $1,401,381
         Courtyard in Overland Park, KS                            1,419,211          13,014,165           2,316,808
         SpringHill Suites in Centreville, VA                      1,482,115           9,431,634           1,222,799
         SpringHill Suites in Charlotte, NC                        1,602,996           9,307,241           1,588,179
         Courtyard in Oakland, CA                                  3,238,826          17,607,812           1,124,658
         SpringHill Suites in Plymouth Meeting, PA                 3,230,510          23,812,410           1,809,280
         SpringHill Suites in Richmond, VA                           844,603           9,367,961             830,897
         SpringHill Suites in Manhattan Beach, CA                  2,392,970          17,638,822           1,340,208
         TownePlace Suites in Manhattan Beach, CA                  1,704,991          12,567,661             954,898
         Courtyard in Basking Ridge, NJ                            4,486,819          33,072,792           2,512,889
         Hampton Inn in Houston, TX                                1,625,453          11,979,164             910,183
         Doubletree Lincoln Centre Dallas, TX                      5,165,680          41,324,400           5,509,920
         Sheraton El Conquistador Tuscon, AZ                       6,854,460          54,834,300           7,311,240
         Doubletree Crystal City                                   7,053,140          56,423,700           7,523,160
         Courtyard Newark                                          2,533,170          20,264,850           2,701,980
         Residence Inn Newark                                      2,711,982          21,695,310           2,892,708



(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002, and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002, through November 15, 2002, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002, and the year ended December 31, 2001.

         The pro forma diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition of the remaining 29% interest in Hotel Investors from Five Arrows as described in (6).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------


(6) In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at December 31, 2001.

         The operating results for the year ended December 31, 2001, are reflected in the historical operating results for the Company for the year ended December 31, 2001.

         The following pro forma adjustments were required to reflect the Company's 100% ownership of the shares previously owned by Five Arrows as if it had been in effect at the beginning of each of the Pro Forma
         Periods:

         o Minority interest expense was reduced by $1,006,427 for the year ended December 31, 2001. For the year ended December 31, 2001, this amount represented approximately 29% of Five Arrows operating results for that period.

(7) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary in which the Company owns a 49% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Waikiki Joint Venture:

                Revenues:
                  Hotel revenues               $ 14,200,490

                Expenses:
                  Hotel expense                  19,780,954
                  Depreciation                    2,890,625
                  Asset management fees             525,000
                  Interest                        8,316,750
                                           -----------------

                Net loss                        (17,312,839)

                Ownership percentage                  49.00%
                                           -----------------

                Equity in loss                 $ (8,483,291)
                                           =================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

 (8) Represents adjustment to equity in earnings/loss of the Hilton Joint Venture, an unconsolidated subsidiary in which the Company owns a 70% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Hilton Joint Venture:

                Revenues:
                  Hotel revenues              $ 53,067,000

                Expenses:
                  Hotel expenses                35,659,333
                  Depreciation                   5,330,758
                  Asset management fees            968,181
                  Interest                       3,720,000
                                           ----------------

                Net earnings                     7,388,728

                Ownership percentage                 70.00%
                                           ----------------

                Equity in earnings            $  5,172,110
                                           ================

(9) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 for the Hampton Inn in Houston and the period from January 1, 2001 through the date of acquisition for all three properties owned by the Interstate Joint Venture:

                                          Nine Months Ended     Year Ended
                                         September 30, 2002   December 31, 2001
                                         ------------------- ------------------

                Revenues:
                  Hotel revenues             $ 3,418,947       $ 10,722,405

                Expenses:
                  Hotel expenses               2,798,398          8,631,602
                  Depreciation                   319,665          1,162,373
                  Asset management fees           58,058            211,112
                  Interest                       362,817          1,125,070
                                         ----------------    --------------

                Net loss                        (119,991)          (407,752)

                Ownership percentage               85.00%             85.00%
                                         ----------------     --------------

                Equity in loss               $  (101,992)      $   (346,589)
                                         ================     ==============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(10) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company will own a 50% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 and the period from October 26, 2001 (Property opening date) through December 31, 2001:

                                                                Period from
                                          Nine Months         October 26, 2001
                                             Ended                through
                                      September 30, 2002     December 31, 2001
                                      ------------------     -----------------

                Revenues:
                  Hotel revenues            $ 5,937,587        $ 1,422,718

                Expenses:
                  Hotel expense               3,995,252          1,149,746
                  Depreciation                1,241,592            451,488
                  Asset management fees         225,500             82,000
                  Interest                    1,796,667            653,333
                                           -------------     --------------

                Net loss                     (1,321,424)          (913,849)

                Ownership percentage              50.00%             50.00%
                                           -------------     --------------

                Equity in loss              $  (660,712)       $  (456,925)
                                           =============     ==============

(11) Represents adjustment to interest expense of $4,719,000 for the year ended December 31, 2001, and $3,539,250 for the nine months ended September 30, 2002, on a loan to be obtained to finance the purchase of the Doubletree Lincoln Centre and Sheraton El Conquistador Properties. Interest expense was estimated at 6 percent per year. In addition, amount represents an adjustment to interest expense for the nine months ended September 30, 2002, for interest on additional borrowings on the Company's line of credit.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



                                                                               September 30,         December 31,
                                                                                   2002                  2001
                                                                              ---------------      ---------------
                                 ASSETS
Land, buildings and equipment, less accumulated depreciation of
   $49,010,344 and $29,182,487, respectively                                  $   865,149,133        $ 699,239,959
Investments in unconsolidated subsidiaries                                        157,136,029          135,271,048
Cash and cash equivalents                                                          63,673,557           44,825,052
Restricted cash                                                                    14,047,273            8,493,446
Receivables                                                                         5,550,097            1,266,862
Due from related parties                                                            4,757,828            1,410,900
Prepaid expenses and other assets                                                  27,977,162            6,796,398
Loan costs, less accumulated amortization of $1,795,792 and
    $980,303, respectively                                                          4,091,794            4,102,822
                                                                             ----------------    -----------------
                                                                              $ 1,142,382,873        $ 901,406,487
                                                                             ================    =================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                                        $   167,791,136        $ 168,883,882
Other notes payable                                                                25,979,184           57,571,680
Line of credit                                                                     24,152,343            7,500,000
Other liabilities                                                                  10,431,931                   --
Accounts payable and accrued expenses                                              15,135,216            8,357,481
Due to related parties                                                              1,321,497            1,026,225
Security deposits                                                                  11,382,576           17,808,576
Rents paid in advance                                                                 845,876            2,381,959
                                                                             -----------------    ----------------
       Total liabilities                                                          257,039,759          263,529,803
                                                                             -----------------    ----------------

Commitments and contingencies                                                              --                   --

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                          --                   --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                           --                   --
    Common stock, $.01 par value per share. Authorized 150,000,000 shares; issued 110,623,921 and 77,891,066 shares, respectively;
       outstanding 109,830,484 and 77,357,532 shares, respectively                  1,098,305              773,575
    Capital in excess of par value                                                972,473,429          681,152,253
    Accumulated distributions in excess of net earnings                           (81,020,223 )        (39,959,120 )
    Accumulated other comprehensive loss                                           (4,275,810 )         (1,189,396 )
    Minority interest distributions in excess of contributions and
       accumulated earnings                                                        (2,932,587 )         (2,900,628 )
                                                                             -----------------    ----------------
          Total stockholders' equity                                              885,343,114          637,876,684
                                                                             -----------------    ----------------
                                                                              $ 1,142,382,873        $ 901,406,487
                                                                             =================    ================



   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)



                                                     Quarter Ended                       Nine Months Ended
                                                     September 30,                         September 30,
                                                 2002             2001               2002                2001
                                            ---------------   --------------     --------------     --------------

     Revenues:
         Hotel revenue                       $  37,648,057      $ 1,150,876       $ 70,175,174        $  1,150,876
         Rental income from
               operating leases                  7,249,677       15,464,448         29,289,330          45,588,129
         FF&E reserve income                     1,063,480        1,446,933          3,440,068           4,302,783
         Interest and other income                 315,098          966,986          2,824,339           2,903,018
                                           ----------------  ---------------    ---------------     ---------------
                                                46,276,312       19,029,243        105,728,911          53,944,806
                                           ----------------  ---------------    ---------------     ---------------

     Expenses:
         Hotel expense                          25,782,205        1,515,808         45,582,159           1,515,808
         Interest and loan cost
               amortization                      4,771,181        3,343,187         13,827,651          10,413,514
         General operating and
               administrative                    1,333,182          775,104          4,118,164           3,236,552
         Asset management fees to
               related parties                   1,743,860          809,967          4,818,889           2,424,952
         Depreciation and
               amortization                      7,313,308        5,084,485         20,306,710          15,027,174
                                           ----------------  ---------------    ---------------     ---------------
                                                40,943,736       11,528,551         88,653,573          32,618,000
                                           ----------------  ---------------    ---------------     ---------------
     Earnings Before Equity in
            Loss of Unconsolidated
            Subsidiaries and Minority
            Interests                            5,332,576        7,500,692         17,075,338          21,326,806

     Equity in Loss of
             Unconsolidated
             Subsidiaries                       (2,926,619 )     (3,557,914 )       (6,128,835  )       (3,750,585 )

     Minority Interests                            (62,850 )        (52,353 )         (195,685  )       (1,098,352 )
                                           ----------------  ---------------    ---------------     ---------------

     Net Earnings                            $   2,343,107      $ 3,890,425       $ 10,750,818        $ 16,477,869
                                           ================  ===============    ===============     ===============

     Earnings Per Share of Common
           Stock:
                 Basic                       $        0.02      $      0.06       $       0.12        $       0.27
                                           ================  ===============    ===============     ===============
                 Diluted                     $        0.02      $      0.06       $       0.12        $       0.27
                                           ================  ===============    ===============     ===============

     Weighted Average Number of
            Shares of Common Stock
            Outstanding:
                  Basic                        100,749,086       68,897,098         90,622,101          60,806,624
                                           ================  ===============    ===============     ===============
                  Diluted                      100,749,086       68,897,098         90,622,101          63,217,472
                                           ================  ===============    ===============     ===============


   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     Nine Months Ended September 30, 2002 and Year Ended December 31, 2001
                                   (UNAUDITED)








                                                                                           Accumulated
                                                Common Stock                              distributions       Accumulated
                                           --------------------------     Capital in            in               other
                                            Number of         Par          excess of        excess of        comprehensive
                                             shares         value          par value       net earnings           loss
                                           ------------   -----------    -------------    ---------------    ---------------


     Balance at December 31, 2000          49,002,042     $ 490,020      $ 432,403,246     $ (10,877,836 )    $         --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment  plan                28,606,863       286,069        285,782,557               --                 --

     Retirement of common stock              (251,373 )      (2,514 )       (2,310,120 )             --                 --

     Stock issuance costs                         --            --         (34,723,430 )             --                 --

     Net earnings                                 --            --                --          19,328,376                --

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                     --            --                --                 --                 --

     Current period adjustments to
         recognize changes in value
         of cash flow hedges of
         equity investees                         --            --                --                 --         (1,189,396 )


     Total comprehensive income                   --            --                --                 --                 --


     Distributions declared and paid
         ($.77 per share)                         --            --                --         (48,409,660 )              --
                                        -------------   -----------      -------------    ---------------    ---------------
     Balance at December 31, 2001          77,357,532     $ 773,575      $ 681,152,253     $ (39,959,120 )    $ (1,189,396 )
                                        =============   ===========      =============    ===============    ===============




                                       Minority interest
                                         distributions in
                                         excess of contr.
                                           and accum.                          Comprehensive
                                           earnings              Total              income
                                        -----------------    --------------    ---------------


     Balance at December 31, 2000         $  (2,726,432 )   $ 419,288,998        $        --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment  plan                          --       286,068,626                 --

     Retirement of common stock                      --        (2,312,634  )              --

     Stock issuance costs                            --       (34,723,430  )              --

     Net earnings                                    --        19,328,376         19,328,376

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                   (174,196 )       (174,196 )               --

     Current period adjustments to
         recognize changes in value
         of cash flow hedges of
         equity investees                           --          (1,189,396 )       (1,189,396 )
                                                                               ---------------

     Total comprehensive income                     --                --         $ 18,138,980
                                                                               ===============

     Distributions declared and paid
         ($.77 per share)                           --         (48,409,660 )
                                        -----------------    --------------
     Balance at December 31, 2001       $     (2,900,628 )   $ 637,876,684
                                        =================    ==============

                See  accompanying  notes  to  condensed   consolidated financial statements.





                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS'EQUITY - CONTINUED
     Nine Months Ended September 30, 2002 and Year Ended December 31, 2001
                                   (UNAUDITED)


                                                                                          Accumulated
                                                Common Stock                              distributions       Accumulated
                                           --------------------------     Capital in            in               other
                                            Number of         Par          excess of        excess of        comprehensive
                                             shares         value          par value       net earnings           loss
                                           ------------   -----------    -------------    ---------------    ---------------

     Balance at December 31, 2001          77,357,532      $773,575       $681,152,253      $ (39,959,120 )     $ (1,189,396 )

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment plan                 32,735,697       327,357        327,029,613                 --                 --

     Retirement of common stock              (262,745 )      (2,627 )       (2,414,630 )               --                 --

     Stock issuance costs                          --            --        (33,293,807 )               --                 --

     Net earnings                                  --            --                 --         10,750,818                 --

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                      --            --                 --                 --                 --

     Current period adjustments to
         recognize changes in value of
           cash flow hedges of equity
           investees                               --            --                 --                 --         (3,086,414 )


     Total comprehensive income                    --            --                 --                 --                 --


     Distributions declared and paid
         ($.58 per share)                          --            --                 --        (51,811,921 )               --
                                         ------------    -----------    ---------------    ---------------    ---------------
     Balance at September 30, 2002        109,830,484    $ 1,098,305     $ 972,473,429      $ (81,020,223 )     $ (4,275,810 )
                                         ============    ===========    ===============    ===============    ===============




                                          Minority interest
                                           distributions in
                                           excess of contr.
                                             and accum.                         Comprehensive
                                             earnings             Total              income
                                         -----------------    --------------    ---------------


     Balance at December 31, 2001           $  (2,900,628 )  $ 637,876,684       $         --

     Subscriptions received
         for common stock
         through public offerings
         and distribution
         reinvestment plan                           --        327,356,970                 --

     Retirement of common stock                      --         (2,417,257  )              --

     Stock issuance costs                            --        (33,293,807  )              --

     Net earnings                                    --         10,750,818         10,750,818

     Minority interest distributions in
         excess of contributions and
         accumulated earnings                     (31,959 )        (31,959  )              --

     Current period adjustments to
         recognize changes in value of
           cash flow hedges of equity
           investees                                 --         (3,086,414  )     (3,086,414)
                                                                                ---------------

     Total comprehensive income                      --                 --       $  7,664,404
                                                                                ===============

     Distributions declared and paid
         ($.58 per share)                            --        (51,811,921  )
                                         -----------------   ---------------

     Balance at September 30, 2002          $ (2,932,587 )   $ 885,343,114
                                         =================   ===============




   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)





                                                                         Nine Months Ended September 30,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Net cash provided by operating activities                     $   50,647,771         $   40,393,338
                                                                    ------------------    -------------------
         Cash flows from investing activities:
            Additions to land, buildings and
               equipment on operating leases                             (181,241,594 )          (75,525,562 )
            Investment in unconsolidated subsidiaries                     (42,006,993 )         (162,490,900 )
            Acquisition of remaining interest in CNL
                  Hotel Investors, Inc.                                           --             (32,884,119 )
            Deposit on real estate assets                                  (8,104,000 )                   --
            Increase in restricted cash                                    (5,553,827 )           (4,020,382 )
            Increase in other assets                                      (17,654,699 )             (129,530 )
                                                                    ------------------    -------------------

                 Net cash used in investing activities                   (254,561,113 )         (275,050,493 )
                                                                    ------------------    -------------------

         Cash flows from financing activities:
             Principal payments on mortgage loans                          (1,092,746 )             (817,766 )
             Net reduction of mortgage loans and other
                  notes payable                                           (31,518,792 )           24,090,705
             Draw on  line of credit                                       16,652,343             36,000,000
             Subscriptions received from
                 stockholders                                             327,356,970            233,927,453
             Distributions to stockholders                                (51,811,921 )          (34,066,688 )
             Distributions to minority interest                              (308,482 )           (2,626,577 )
             Retirement of common stock                                    (2,417,257 )           (1,671,342 )
             Payment of stock issuance costs                              (33,293,807 )          (28,368,056 )
             Payment of loan costs                                           (804,461 )           (2,071,853 )
                                                                    ------------------    -------------------
                Net cash provided by financing  activities                222,761,847            224,395,876
                                                                    ------------------    -------------------
         Net increase (decrease) in cash and cash
               equivalents                                                 18,848,505            (10,261,279 )

         Cash and cash equivalents at beginning of
              period                                                       44,825,052             50,197,854
                                                                    ------------------    -------------------

         Cash and cash equivalents at end of period                    $   63,673,557         $   39,936,575
                                                                    ==================    ===================


   See  accompanying  notes  to  condensed   consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                   (UNAUDITED)




                                                                         Nine Months Ended September 30,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Supplemental schedule of non-cash investing activities:

                  Amounts incurred but not paid for
                       construction in progress                           $   886,386           $  5,526,764
                                                                    ==================    ===================

         Supplemental schedule of non-cash financing activities:

                  Distributions declared but not paid to
                       minority interest                                  $    94,819           $     94,352
                                                                    ==================    ===================

                  Reduction in  tax  incremental  financing
                        note through tax payments by  tenant              $    73,704           $    315,391
                                                                    ==================    ===================

                  Loan costs capitalized to construction
                        in progress                                       $    60,732           $    162,624
                                                                    ==================    ===================

                  Assumption of  loan  with  Crestline lease
                        assumption                                        $ 3,576,133           $         --
                                                                    ==================    ===================



   See  accompanying  notes  to  condensed   consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

1.       Organization:
         ------------

         CNL Hospitality Properties, Inc. was organized on June 12, 1996, pursuant to the laws of the State of Maryland, to primarily acquire interests in hotel properties ("Properties"). The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Philadelphia Annex, LLC, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP and its other subsidiaries. As of September 30, 2002, the Company owned interests in 51 Properties, including two parcels of land on which hotels are being constructed. The Company has retained CNL Hospitality Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services and operates for federal income tax purposes as a real estate investment trust (a "REIT").

         The Company's operations have changed from those that were previously reported in prior years as permitted by the REIT Modernization Act of 1999, which became effective beginning in 2001. This is the result of a shift in the Company's business from the leasing of owned Properties to third-party tenants in exchange for rental revenue to an emphasis on leasing Properties to taxable REIT subsidiaries ("TRS") and engaging third-party managers to conduct day-to-day operations. When possible, the Company negotiates various types of credit enhancements on a case-by-case basis for its TRS Properties (see Note 12, "Commitments and Contingencies" for additional information on credit enhancements). This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This is also reflected as a reduction in rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. All of the Properties acquired in 2002 are leased to TRS entities of the Company and are operated by third-party managers. This trend is expected to continue throughout the remainder of 2002 and into the future.

         Additionally, during the nine months ended September 30, 2002, the Company, consistent with its strategy to lease hotel Properties to TRS entities and engage third-party managers to conduct day-to-day operations, took assignment of several leases which had been previously leased to third parties. See Note 3, "Assignment of Third-party Leases," for specific information pertaining to these transactions.

2.       Summary of Significant Accounting Policies:
         ------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts as of December 31, 2001, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying condensed consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interests for less than 100 percent owned and majority controlled entities.

         Reclassification - Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

2.       Summary of Significant Accounting Policies - Continued:
         ------------------------------------------------------

         Income Taxes - Under the provisions of the Internal Revenue Code and applicable state laws, the Company is generally only subject to income taxes on the profits and losses from its TRS operations and generally is not subject to income taxes on its other operations, as consistent with its REIT status. During the quarter and nine months ended September 30, 2002, the Company estimated that its TRS entities had no taxable income, and accordingly made no provision for federal income taxes.

         Segment Information - The Company derives all significant revenues from a single line of business, hotel real estate ownership.

         Recent Accounting Pronouncements - In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of Statement 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of Statement 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of Statement 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

3.       Assignment of Third-Party Leases:
         --------------------------------

         Western  International  Leases
         Effective January 1, 2002, the Company took assignment of its leases with WI Hotel Leasing, LLC for seven hotel Properties. These Properties are being leased by a TRS of the Company and are managed by affiliates of Marriott International, Inc. ("Marriott"). The operations of these Properties have been reflected in the results of operations for the Company for the quarter and nine months ended September 30, 2002. The Company paid approximately $69,000 for this assignment.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

3.       Assignment of Third-Party Leases - Continued:
         --------------------------------------------

         Crestline  MI-3  Leases
         Effective June 28, 2002, the Company took assignment of its leases from CCCL Leasing, LLC, an affiliate of Crestline Capital Corporation, for nine hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Marriott. The operations of these Properties are reflected in the consolidated results of operations for the Company effective June 28, 2002. In connection with this transaction, CCCL Leasing, LLC agreed to give up its claim to security deposits totaling approximately $4.0 million. Additionally, the Company assumed a liquidity facility loan of approximately $3.6 million and paid approximately $25,000 in legal fees and other expenses. These transactions resulted in net other income of approximately $0.4 million being recognized by the Company during the quarter and nine months ended September 30, 2002. See Note 12, "Commitments and Contingencies," for a summary of the terms of the loan that was assumed by the Company.

         Crestline  Atlanta  Leases
         Effective June 30, 2002, the Company took assignment of its leases from CC GB Leasing, LLC, an affiliate of Crestline Capital Corporation, for two hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Interstate Hotels and Resorts under the Residence Inn by Marriott brand. The operations of the Properties are reflected in the consolidated results of operations for the Company effective June 30, 2002. In connection with this transaction, CC GB Leasing, LLC forfeited its claim to security deposits totaling $1.4 million and the Company assumed net assets of approximately $59,000, resulting in other income of approximately $1.5 million being recognized by the Company during the nine months ended September 30, 2002.

4.       Investments in Unconsolidated Subsidiaries:
         ------------------------------------------

         Mobil Travel Guide
         In January 2002, the Company acquired a 25 percent interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels Corporation, and Marriott that owns a 77.5 percent interest in a joint venture with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company's required total capital contribution was approximately $3.6 million. EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and principal stockholder, to manage its business. In September 2002, the Company approved a plan to contribute an additional $893,750 to the joint venture that owns EMTG. This contribution will only be made by the Company if PIL elects not to contribute this amount. The election will be made by PIL on or before November 22, 2002. This contribution, if made by the Company, will occur on or shortly after November 22, 2002, and will increase the Company's ownership in the joint venture from 25 percent to 31.25 percent.

         Office Building
         In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300,000. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         San Francisco Joint Venture
         In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel Parent, LP (the "San Francisco Joint Venture"), a joint venture with an affiliate of Marriott. The San Francisco Joint Venture purchased a Courtyard by Marriott in downtown San Francisco (the "San Francisco Downtown Property") for approximately $82 million. The purchase was financed with equity investments of $13 million each from the Company and Marriott as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25 percent, or 6.25 percent. The other loan is in the amount of $15 million and requires interest payments equal to a base rate plus 7 percent. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9 percent, or (b) 3 percent. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco
         Downtown Property is a wholly owned subsidiary of the San Francisco Joint Venture and the Property is managed by a subsidiary of Marriott.

         Interstate Joint Venture
         In September  2002,  the Company  acquired an 85 percent  interest in a
         Hampton Inn Property located in Houston, Texas (the "Hampton Inn Property") for $4,889,989. The Hampton Inn Property was acquired through an existing partnership with Interstate Hotels and Resorts that was originally formed in November 2001 (the "Interstate Joint Venture"). The total purchase price of the Hampton Inn Property was $14,300,000. All characteristics of the Interstate Joint Venture other than the acquisition of the Hampton Inn Property remain unchanged. In connection with this purchase, the Interstate Joint Venture assumed a loan of approximately $9.3 million which is secured by the Property. The loan bears interest at a rate of 7.78 percent per annum. Monthly payments of principal and interest of $75,730 are due on the first day of each month through December 1, 2007, at which time the entire remaining principal balance is due.

                            INTENTIONALLY LEFT BLANK

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective joint ventures are not available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company are not available to satisfy the debts and other obligations of the borrowers on the loans of the joint ventures. The following presents unaudited condensed financial information for these investments as of and for the nine months ended September 30, 2002:



                                             Desert Ridge                                                         CY-SF
                                                Resort         WB Resort        CNL HHC         CNL IHC       Hotel Parent,
                                            Partners, LLC    Partners, LP     Partners, LP   Partners, LP*         LP
              ----------------------------- --------------- ---------------- --------------- --------------- ----------------
              Land, buildings, and
                  equipment, net              $234,965,497     $199,943,348    $212,381,420     $35,324,086      $81,177,406
              Other assets                       9,607,502       22,982,265      12,357,653       3,030,507        2,292,537
              Mortgages and other notes
                  payable                      204,145,170      152,439,214     100,413,333      15,972,030       56,541,667
              Other liabilities                 32,007,057       13,069,199       7,886,376       1,181,567        2,170,029
              Partners' capital                  8,420,772       57,417,200     116,439,364      21,200,996       24,758,247
              Revenues                           3,324,405       34,523,180      47,706,747       4,640,073        5,221,415
              Cost of sales                      2,609,951       14,856,258      19,381,320       1,234,820        1,636,841
              Expenses                           5,073,047       30,204,867      26,858,512       2,638,191        4,049,889
              Minority interest                         --               --              --              --               --
              Net income (loss)                (4,358,593)     (10,537,945)       1,466,915         767,062        (465,315)
              Income (loss) allocable to
                  the Company                  (1,720,490)      (5,163,593)       1,026,841         590,294        (232,658)
              Other comprehensive
                  (loss) allocable to the
                  Company                      (2,553,019)               --       (533,395)              --               --
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital              3,712,474        3,530,325       7,354,614       1,560,003        1,834,649
              Company's ownership
                  interest at end  of
                  period                            39.48%           49.00%          70.00%          85.00%           50.00%




                                           CTM Partners,     CNL Plaza,
                                                LLC             Ltd.           Total
              -------------------------------------------- --------------- ---------------
              Land, buildings, and
                  equipment, net               $   407,452    $54,930,253    $819,129,462
              Other assets                      13,773,951     10,954,404      74,998,819
              Mortgages and other notes
                  payable                        2,358,528     64,326,187     596,196,129
              Other liabilities                  1,850,207      1,150,947      59,315,382
              Partners' capital                  9,972,668        407,523     238,616,770
              Revenues                           1,410,284      3,591,038     100,417,142
              Cost of sales                      2,693,007      2,551,617      44,963,814
              Expenses                           1,993,628        982,131      71,800,265
              Minority interest                    736,519             --          736,519
              Net income (loss)                (2,539,832)         57,290     (15,610,418)
              Income (loss) allocable to
                  the Company                    (634,958)          5,729      (6,128,835)
              Other comprehensive
                  (loss) allocable to the
                  Company                               --             --      (3,086,414)
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital                     --             --      17,992,065
              Company's ownership
                  interest at end  of
                  period                           25.00%          10.00%              --







                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001



  4.     Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the year ended December 31, 2001:


                                             Desert Ridge                                       CNL IHC          CY-SF
                                                Resort         WB Resort         CNL HHC       Partners,         Hotel
                                             Partners, LLC    Partners, LP    Partners, LP        LP*         Parent, LP**
              ----------------------------- ---------------- --------------- --------------- --------------- --------------
              Land, buildings, and
                   equipment, net             $ 133,500,314   $ 186,884,885    $ 213,278,530   $ 21,049,569        $    --
              Other assets                       82,644,318       9,069,876       10,573,028        571,152             --
              Mortgages and other notes
                    payable                     181,884,596     137,749,752      100,000,000      6,723,384             --
              Other liabilities                  26,969,771      18,196,841        4,940,228        249,912             --
              Partners' capital                   7,290,265      40,008,168      118,911,330     14,647,425             --
              Revenues                            8,153,952      10,166,841       17,564,259        510,505             --
              Cost of sales                       2,235,307       5,508,417        7,094,949        174,607             --
              Expenses                           13,830,223      13,988,956        9,219,402        408,496             --
              Net income (loss)                 (7,911,578)      (9,330,532)       1,249,908       (72,598)             --
              Income (loss) allocable to
                   the Company                  (3,395,649)      (4,571,961)         874,936             --             --
              Other comprehensive
                   income  (loss)
                   allocable
                   to the Company               (1,369,679)               --         180,283             --             --
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital               3,196,751        3,622,986       7,650,572        870,072             --
              Company's ownership
                  interest at end of
                  period                             42.33%           49.00%         70.00%          85.00%             --





                                             CTM
                                             Partners,      CNL Plaza,
                                              LLC **          Ltd. **           Total
              ---------------------------- -------------- ---------------- ----------------
              Land, buildings, and
                   equipment, net                $    --          $    --     $554,713,298
              Other assets                            --               --      102,858,374
              Mortgages and other notes
                    payable                           --               --      426,357,732
              Other liabilities                       --               --       50,356,752
              Partners' capital                       --               --      180,857,188
              Revenues                                --               --       36,395,557
              Cost of sales                           --               --       15,013,280
              Expenses                                --               --       37,447,077
              Net income (loss)                       --               --     (16,064,800)
              Income (loss) allocable to
                   the Company                        --               --      (7,092,674)
              Other comprehensive
                   income (loss)
                   allocable
                   to the Company                     --               --      (1,189,396)
              Difference between
                  carrying amount of
                  investment and
                  Company's share of
                  Partners' capital                   --               --       15,340,381
              Company's ownership
                  interest at end of
                  period                              --               --              --



       * A portion of the net income for the nine months ended September 30, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.

      ** These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The difference between the carrying amount of the investments in the above joint ventures and partnerships and the Company's share of partners' capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years.

         The Company had distributions receivable from its joint ventures and partnerships of $4,274,807 and $1,410,900 as of September 30, 2002 and December 31, 2001, respectively, which are included in due from related parties in the accompanying consolidated balance sheets.

5.       Property Acquisitions:
         ---------------------

         During the nine months ended September 30, 2002, the Company acquired a SpringHill Suites(TM) by Marriott(R) and a TownePlace Suites(R) by Marriott(R), both located in Manhattan Beach, California, a SpringHill Suites(TM) by Marriott(R) located in Plymouth Meeting, Pennsylvania, a Courtyard(R) by Marriott(R) located in Somerset County, New Jersey, a Marriott Hotel located in Bridgewater, New Jersey and land on which a hotel will be constructed in California, for an aggregate amount of approximately $166 million. These hotel Properties are newly constructed, are leased by TRS entities and are being managed by affiliates of Marriott. The operations of these Properties have been included in the Company's results of operations since acquisition.

6.       Indebtedness:
         ------------

         Indebtedness consisted of the following at:


                                          September 30, 2002   December 31, 2001
                                          -----------------    ----------------

     Mortgages payable and accrued interest     $ 167,791,136    $  168,883,882
     Construction loan facilities                  16,368,281        47,887,071
     Tax incremental financing note                 9,610,903         9,684,609
     Line of credit                                24,152,343         7,500,000
                                                --------------   ---------------
                                                $ 217,922,663    $  233,955,562
                                                ==============   ===============

7.       Distributions:
         -------------

         For the nine months ended September 30, 2002 and 2001, approximately 60 percent and 59 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 40 percent and 41 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2002 may not be indicative of the results that may be expected for the year ended December 31, 2002.

8.       Related Party Transactions:
         --------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company's assets.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

8.       Related Party Transactions - Continued:
         --------------------------------------

         Amounts incurred relating to these transactions with affiliates were as follows for the nine months ended September 30:


                                                                              2002               2001
                                                                       ----------------    -----------------

         CNL Securities Corp.:
           Selling commissions (the majority of which was reallowed
             to unaffiliated broker-dealer firms)                       $   24,636,556        $  17,544,559
         Marketing support fee and due diligence expense
             reimbursements                                                  1,639,380            1,090,270
                                                                       ----------------    -----------------
                                                                            26,275,936           18,634,829
                                                                       ----------------    -----------------
         Advisor and its affiliates:
             Acquisition fees                                               17,728,123           15,317,292
             Development fees                                                3,393,674            1,828,882
             Asset management fees                                           4,818,889            2,424,952
                                                                       ----------------    -----------------

                                                                            25,940,686           19,571,126
                                                                       ----------------    -----------------

                                                                         $  52,216,622         $ 38,205,955
                                                                       ================    =================



         Of these amounts, $1,321,497 and $1,026,225 is included in due to related parties in the accompanying condensed consolidated balance sheets as of September 30, 2002 and December 31, 2001, respectively.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30:


                                                                2002             2001
                                                            --------------   --------------

           Stock issuance costs                              $  2,246,057      $ 3,726,885

           General operating and administrative expenses          952,790          729,623
                                                            --------------   --------------

                                                             $  3,198,847      $ 4,456,508
                                                            ==============   ==============



         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amounts deposited with this affiliate were $7,979,136 and $6,928,363 at September 30, 2002 and December 31, 2001, respectively.

         In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300,000. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and principal stockholder, to manage its business. See Note 4, "Investments in Unconsolidated Subsidiaries," for additional information.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

9.       Concentration of Credit Risk:
         ----------------------------

         One of the Company's tenants contributed approximately 12 percent of total revenues for the quarter and nine months ended September 30, 2002. In addition, a majority of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott(R) brands for the quarter and nine months ended September 30, 2002.

         Although the Company intends to acquire Properties in various states and regions, has TRS entities which have become the tenants of many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in other non-Marriott(R) branded Properties, failure of this lessee, the Company's hotels or the Marriott(R) brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisition and diversification and through the initial and continuing due diligence procedures performed by the Company.

10.      Earnings Per Share:
         -------------------

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarter and nine months ended September 30, 2001, 2.4 million shares, (which related to the conversion of CNL Hotel Investors, Inc. Preferred Stock to the Company's Common Stock), were excluded from the EPS calculation because the issuance was anti-dilutive after the application of the "if converted method." There were no potentially dilutive items in 2002.

         The following represents the calculation of earnings per share for the quarters and nine months ended September 30:



                                                  Quarter Ended September 30,            Nine Months Ended September 30,
                                                    2002               2001                 2002                 2001
                                               ----------------    --------------      ----------------     ---------------
Basic and Diluted Earnings Per Share:
   Net earnings                                   $  2,343,107        $3,890,425          $ 10,750,818       $  16,477,869
                                               ================    ==============      ================     ===============

   Weighted average number of shares
      outstanding                                  100,749,086        68,897,098            90,622,101          60,806,624
                                               ================    ==============      ================     ===============

   Basic and diluted earnings per share           $       0.02       $      0.06          $       0.12       $        0.27
                                               ================    ==============      ================     ===============





11.      Stockholders' Equity:
         --------------------

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 175,000,000 shares of common stock ($1,750,000,000) (the "2003 Offering") in an offering expected to commence immediately following the completion of the Company's current offering. Of the 175,000,000 shares of common stock expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to the Advisor for acquisition fees, are expected to be substantially the same as those for the 2002 Offering.

12.      Commitments and Contingencies:
         -----------------------------

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

12.      Commitments and Contingencies - Continued:
         -----------------------------------------

         The Company has commitments to (i) acquire three hotel Properties for an anticipated aggregate purchase price of approximately $142 million,
         (ii) construct or complete construction on three properties with an estimated value of approximately $81 million and (iii) fund the remaining total of approximately $22 million in two existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if such shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties and the additional investment in the partnerships described above are subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit and permanent financing.

         The Company has entered into an agreement whereby if certain conditions are met, nine Properties currently leased to third-party tenants on a triple-net basis, must be assumed by the Company on or before March 31, 2004. In order for this to occur the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise the minimum rent.

         The Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage which are leased to TRS entities. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. These guarantees normally expire when (i) a predefined operating performance threshold is achieved for twelve consecutive months, (ii) the guarantee term expires (typically three to five years) or (iii) maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of September 30, 2002 and December 31, 2001, these other liabilities were $6,761,534 and $0, respectively, representing guarantee funding which potentially could be earned back in the future. Additionally, as of September 30, 2002 and December 31, 2001, the Company had approximately $41,350,000 and $50,000,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the joint ventures that the Company has entered into. There is no assurance that market conditions will allow the Company to obtain credit enhancements in the future.

         In connection with the lease assumptions for nine Properties discussed in Note 3, "Assignment of Third-Party Leases," the Company assumed a liquidity facility loan in the amount of approximately $3.6 million. A total of approximately $10.2 million is available for funding under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the minimum rent coverage of the pooled Properties equals or exceeds a predefined threshold for 13 consecutive accounting periods or (iii) total liquidity facility funding equals or exceeds 10 percent of the total purchase price for all nine Properties at the end of any fiscal year. As of September 30, 2002, $3,670,397 was outstanding under the liquidity facility loan.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 2002 and 2001

12.      Commitments and Contingencies - Continued:
         -----------------------------------------

         The Company executed a commitment for a loan in the amount of $36 million collateralized by one of its hotel Properties. The loan has a term of five years. Interest is charged at 5.84 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 25-year amortization schedule through maturity. This loan is expected to close no later than January 1, 2003.

13.      Subsequent Events:
         -----------------

         During the period October 1, 2002 through November 4, 2002, the Company
         received   subscription  proceeds  of  $63,300,622  for  an  additional
         6,330,062 shares of common stock.

         On October 2, 2002, the Company funded the remaining $16.3 of its total $25.1 million committed investment in a partnership that owns land on which a resort is being constructed.

         On October 25, 2002, the Company acquired a Courtyard(R) by Marriott(R) located in Newark, CA for approximately $25.5 million. This Property will be leased to a TRS of the Company and managed by an affiliate of Marriott.

         On October 1, 2002 and November 1, 2002, the Company declared distributions to stockholders of record on October 1, 2002 and November 1, 2002, totaling $7,114,778 and $7,537,727 respectively, or $0.06458 per share, payable in December 2002.

         On November 1, 2002, a majority of the common stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized equity shares from 216,000,000 shares (consisting of 150,000,000 common shares, 3,000,000 preferred shares and 63,000,000 excess shares) to 516,000,000 shares (consisting of 450,000,000 common shares, 3,000,000 preferred shares and 63,000,000 excess shares).

         On November 5, 2002, the Company opened a Courtyard(R) by Marriott(R) located in Edison, NJ. This Property was constructed by the Company and is being managed by an affiliate of Interstate Hotels and Resorts.

         On October 31, 2002, the Company obtained a loan in the amount of $90.7 million which will be collateralized by eight of its hotel Properties (seven currently owned and one which is expected to be purchased in late 2002). The loan has a term of five years. Interest is charged at
         6.53 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. The Company borrowed approximately $9.1 million at closing with the remainder to be funded no later than January 1, 2003.

         The  Company  currently  is  seeking  additional  Properties  or  other
         permitted  real  estate  related  investment  opportunities,   such  as
         investments into other real estate companies or joint ventures.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for several tenants relating to leased Properties owned by the Company and one pending acquisition as of November 15, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of September 6, 2002, was obtained from the Form 10-Q filed by Marriott for the thirty-six week period ended September 6, 2002.



                                                                                            Page
                                                                                            ----


Marriott International, Inc. and Subsidiaries:

    Selected  Financial Data for the thirty-six  week period ended  September 6,
       2002,  and the years  ended  December  28,  2001,  December  29, 2000 and
       December 31, 1999                                                                     B-29


                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)





Condensed Consolidated Balance Sheet Data:
                                                                  September 6,          December 28,             December 29,
                                                                    2002                   2001                     2000
                                                                 -----------             ----------               ---------

Current assets                                                    $1,494                  $2,130                   $1,645
Noncurrent assets                                                  7,000                   6,977                    6,592
Current liabilities                                                1,867                   1,802                    1,917
Noncurrent liabilities                                             2,864                   3,827                    3,053
Stockholders' equity                                               3,763                   3,478                    3,267



Consolidated Statements of Income Data:


                                                     Thirty-six           Fiscal Year           Fiscal Year          Fiscal Year
                                                    Weeks Ended              Ended,                Ended           Ended December
                                                    September 6,          December 28,         December 29,              31,
                                                        2002                  2001                 2000                 1999
                                                  -----------------     -----------------     ----------------     ----------------

Gross revenues                                          $7,479                $10,198               $10,135              $8,771

Costs and expenses (including
   income tax expense)                                   7,165                  9,962                 9,656               8,371
                                                     ----------             ----------           -----------           ---------

Net income                                               $ 314                  $ 236                 $ 479               $ 400
                                                     ==========             ==========           ===========           =========

Basic earnings per share                                 $1.30                 $ 0.97                $ 1.99               $1.62
                                                     ==========             ==========           ===========           =========

Diluted earnings per share                               $1.23                 $ 0.92                $ 1.89               $1.51
                                                     ==========             ==========           ===========           =========



Consolidated Statements of Cash Flows Data:

                                                     Thirty-six           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                    September 6,          December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Cash provided by (used in)
    operating activities                                    $463                  $400                 $850                 $711
                                                      ==========           ============          ===========            =========

Cash provided by (used in)
    investing activities                                     193                 9,962                9,656                8,371
                                                      ==========           ============          ===========            =========

Cash provided by (used in)
    financing activities                                $ (1,162)                $ 236                $ 479                $ 400
                                                      ==========           ============          ===========            =========


                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX C TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc., to invest in retirement properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2001. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1999 and December 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                               CNL American             CNL Income          CNL Retirement
                                                Properties             Fund XVIII,            Properties,
                                                 Fund, Inc.                Ltd.                   Inc.
                                              ----------------        ---------------      ------------------
                                                 (Note 1)                                  (Notes 2, 3 and 4)

Dollar amount offered                            $747,464,420            $35,000,000            $155,000,000
                                              ================        ===============      ==================

Dollar amount raised                                    100.0 %                100.0 %                   6.3 %
                                              ----------------        ---------------      ------------------

Less offering expenses:

   Selling commissions and discounts                     (7.5 )                 (8.5 )                  (7.5 )
   Organizational expenses                               (2.2 )                 (3.0 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                              (0.5 )                 (0.5 )                  (0.5 )
                                              ----------------        ---------------      ------------------
                                                        (10.2 )                (12.0 )                 (11.0 )
                                              ----------------        ---------------      ------------------
Reserve for operations                                     --                     --                      --
                                              ----------------        ---------------      ------------------

Percent available for investment                         89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Acquisition costs:

   Cash down payment                                     85.3 %                 83.5 %                  84.5 %
   Acquisition fees paid to affiliates                    4.5                    4.5                     4.5
   Loan costs                                              --                     --                      --
                                              ----------------        ---------------      ------------------

Total acquisition costs                                  89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Percent leveraged (mortgage financing
   divided by total acquisition costs)               (Note 1)                     --                      --

Date offering began                          4/19/95, 2/06/97                9/20/96                 9/18/98
                                                  and 3/02/98

Length of offering (in months)                  22, 13 and 9,                     17                      24
                                                 respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                       23, 16 and 11,                     17                      19
                                                 respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had

Note 2
   (Continued):   received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement
                  Properties REIT commenced an offering of up to $155,000,000
                  (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.
                  As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

Note 4: The amounts shown represent the results of the CRP Initial Offering only due to the fact that the 2000 Offering was not yet fully subscribed at December 31, 2001.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                     CNL American          CNL Income          CNL Retirement
                                                   Properties Fund,        Fund XVIII,           Properties,
                                                         Inc.                 Ltd.                  Inc.
                                                   ------------------    ----------------    --------------------
                                                    (Notes 1, 2 and 6)                            (Note 4)

Date offering commenced                             4/19/95, 2/06/97             9/20/96     9/18/98 and 9/19/00
                                                         and 3/02/98

Dollar amount raised                                    $747,464,420         $35,000,000             $71,211,344
                                                   ==================    ================    ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                    56,059,832           2,975,000               5,340,848
     Real estate commissions                                      --                  --                      --
     Acquisition fees (Note 5)                            33,604,618           1,575,000               3,202,551
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322             175,000                 356,057
                                                   ------------------    ----------------    --------------------
Total amount paid to sponsor                              93,401,772           4,725,000               8,899,456
                                                   ==================    ================    ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2001 (Note 7)                                        52,767,575           1,917,556               2,466,324
     2000 (Note 7)                                      (152,419,134 )         2,430,370               1,349,284
     1999 (Note 7)                                       311,630,414           2,921,071                  51,647
     1998                                                 42,216,874           2,964,628                      --
     1997                                                 18,514,122           1,471,805                      --
     1996                                                  6,096,045              30,126                      --
     1995                                                    594,425                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Amount paid to sponsor from operations
   (administrative, accounting and
    management fees) (Notes 6 and 8):
     2001                                                  4,564,213             232,645                 292,945
     2000                                                  3,542,515             120,319                 253,265
     1999                                                  4,369,200             124,031                  38,796
     1998                                                  3,100,599             132,890                      --
     1997                                                  1,437,908             110,049                      --
     1996                                                    613,505               2,980                      --
     1995                                                     95,966                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        58,773,723           4,480,422                      --
     Notes                                                        --                  --                      --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                      --                  --                      --
     Incentive fees                                               --                  --                      --
     Other (Note 6)                                               --                  --                      --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The

Note 1
   (Continued):   1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. The amounts shown represent the combined results of the APF Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999, 2000 and 2001, APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor. As of December 31, 2001, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9: In connection with its Initial Offering, the Retirement Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp. For the year ended December 31, 2001, no Soliciting Dealer Warrants were issued.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                          1994                                          1997
                                                                        (Note 1)        1995            1996          (Note 2)
                                                                       ------------  ------------    ------------   -------------

Gross revenue                                                               $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                              --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                            --            --              --              --
Sale of real estate (Note 21)                                                   --            --              --              --
Interest income                                                                 --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                       --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                        --            --              --              --
       Loss on investment in securities                                         --            --              --              --
       Cumulative effect of accounting change                                   --            --              --              --
       Provision for loss on mortgage notes held for sale                       --            --              --              --
       Impairment provision                                                     --            --              --              --
       Interest expense                                                         --            --              --              --
       Cost of real estate sold (Note 21)                                       --            --              --              --
       Depreciation and amortization                                            --      (104,131 )      (521,871 )    (1,795,062 )
       Loss on termination of cash flow hedge accounting                        --            --              --              --
       Advisor acquisition expense (Note 16)                                    --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                               --           (76 )       (29,927 )       (31,453 )
                                                                       ------------  ------------    ------------   -------------
Net income (loss) - GAAP basis                                                  --       368,779       4,745,962      15,564,456
                                                                       ============  ============    ============   =============
Taxable income
    -  from operations (Note 8)                                                 --       379,935       4,894,262      15,727,311
                                                                       ============  ============    ============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                        --            --              --         (41,115 )
                                                                       ============  ============    ============   =============
Cash generated from (used in) operations (Notes 4 and 5)                        --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                              --            --              --       6,289,236
Cash generated from refinancing                                                 --            --              --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing                 --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                      --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                                --            --              --              --
      -  from cash flow from prior period                                       --            --              --              --
      -  from return of capital (Note 10)                                       --      (136,827 )            --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                            --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                  --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                      200,000            --              --              --
      Retirement of shares of common stock (Note 13)                            --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                  --       200,000          97,419              --
      Distributions to minority interest                                        --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                          (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                     --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                     --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases                  --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                                --            --              --              --
      Proceeds from sale of securities                                          --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                          --            --              --              --
      Investment in joint venture                                               --            --              --              --
      Increase in restricted cash                                               --            --              --              --
      Purchase of other investments (Note 4)                                    --            --              --              --
      Investment in mortgage, equipment and other notes receivable (Note 4)     --            --     (13,547,264 )   (16,923,383 )
      Collections on mortgage, equipment and other notes receivable (Note 4)    --            --         133,850         250,732
      Redemption of (investment in) certificates of deposit                     --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                       --            --              --              --
      Payment on bonds                                                          --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                           --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                               --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)       (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                       --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities                 --            --              --              --
      Payments on mortgage warehouse facilities                                 --            --              --              --
      Payments of loan and bond issuance costs                                  --            --              --              --
      Other                                                                     --            --         (54,533 )        49,001
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                          945    11,507,500      30,941,643       5,136,689
                                                                       ============  ============    ============   =============



     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $115,539,500
        16,018            97,307           97,559           1,106,775
            --        (1,851,838 )       (721,230 )        (1,136,997 )
      (611,534 )      (7,779,195 )     (2,575,716 )       (27,173,500 )
            --                --               --         105,645,379
     8,984,546        13,335,146       29,794,446          48,699,202
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (34,271,783 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )        (5,070,213 )
            --                --               --         (28,199,674 )
            --       (10,205,197 )    (47,612,460         (68,541,233 )
            --                --               -- )       (97,586,970 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (21,196,777 )
            --                --               --          (8,060,000 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730            (242,030 )
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163         (24,451,498 )
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          22,681,442
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (9,518,197 )
===============   ===============   ==============     ===============
    39,116,275       307,261,214     (155,961,649 )        48,203,362
     2,385,941         5,302,433       12,833,063          11,207,122
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )        59,410,484

   (39,116,275 )     (60,078,825 )             --         (48,203,362 )
            --                --               --                  --
      (265,053 )              --      (66,329,582 )       (18,263,335 )
       (67,821 )              --               --                  --
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )        (7,056,213 )

   385,523,966           210,736               --           9,691,600
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (234,002 )
   (34,579,650 )        (737,190 )     (1,493,436 )        (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )       (26,051,869 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )                --
            --         2,252,766        1,848,664           1,451,456

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,708,400
      (974,696 )        (187,452 )             --             (10,000 )
            --                --       (1,875,838 )       (10,580,507 )
   (16,083,055 )              --       (2,831,779 )           982,050
   (10,724,398 )     (31,004,345 )    (11,130,607 )       (11,457,682 )
     1,555,623         3,894,067        8,334,231           9,325,173
            --         2,000,000               --                  --
            --                --      280,906,000         177,222,667
            --                --       (2,422,469 )       (10,065,808 )

     7,692,040       439,941,245      397,538,000          63,948,887
        (8,039 )     (61,580,289 )   (586,425,008 )      (159,590,370 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )                --
            --        27,101,067      301,227,438         325,264,212
            --      (352,808,966 )     (7,718,739 )      (358,859,850 )
            --        (5,947,397 )    (20,891,532 )        (9,633,523 )
       (95,101 )              --               --                  --
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (4,438,815 )
===============   ===============   ==============     ===============


                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
   -   from return of capital (Note 10)                       --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.34 %            7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                       N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 74                30               15
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============


               60                 --                 3               --
               --                 --                --               --

               --                 --                --               --
               14                 76                73               76
------------------    ---------------   ---------------   --------------

               74                 76                76               76
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               55
                1                 --                76               21
               --                 --                --               --
------------------    ---------------   ---------------   --------------
               74                 76                76               76
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              474






              100 %              100 %             100 %            100 %


Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 20%, 40%, 97%, 84.87%, 93.33%, 90.25% and
                  59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 80%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995
                  are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 9.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $27,173,500, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000 and 2001 APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000, 2001 and 2002, respectively.

Note 21: During the year ended December 31, 2001, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122, which resulted in total aggregate losses of $1,136,997 for financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of APF advanced $2.7 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Provision for write-down of assets (Notes 5,
         9 and 12)                                               --                --                --            (197,466 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint ventures                                 --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------

Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,768,213       $ 2,466,449
        61,656         112,863           197,012
        46,300              --           429,072
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            17,822
      (256,060 )      (401,170 )        (853,314 )

            --        (993,178 )        (708,377 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (379,899 )
---------------   -------------     -------------
     2,515,356       1,117,197         1,168,765
===============   =============     =============

     2,341,350       1,939,686         1,283,053
===============   =============     =============
        80,170              --          (313,287 )
===============   =============     =============

     2,797,040       2,310,051         1,684,911
       688,997              --         4,291,443
           --               --                --
---------------   -------------     -------------

     3,486,037       2,310,051         5,976,354

    (2,797,040 )    (2,310,051 )      (1,684,911 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (713,851 )
---------------   -------------     -------------

       686,039        (489,949 )       3,176,354

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )      (1,766,420 )
      (688,997 )       688,997        (1,663,401 )


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )        (253,467 )
===============   =============     =============




            66              55                37
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain (Notes 7 and 11)                     --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.00 %            5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999, 2000 and 2001 are reflected in the
                  1997, 1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000, 2001 and 2002, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999, 2000 and 2001, are not included in the 1996, 1997, 1998, 1999,
                  2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established a provision for write-down of assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000            2001
----------------    -------------   --------------



             71               29               21
              1               --               12

              8                3               --
             --               48               47
----------------    -------------   --------------

             80               80               80
================    =============   ==============

             --               --               --
             80               66               48
             --               14               11
             --               --               21
----------------    -------------   --------------
             80               80               80
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              349






             98 %            100 %             92 %

Note 9: During 2000, CNL XVIII recorded a provision for write-down of assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for write-down of assets in the amount of $693,329 for financial reporting purposes, relating to its properties in Timonium, Maryland, San Antonio, Texas, and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the leases relating to the properties in Timonium, Maryland and San
                  Antonio, Texas and terminated the lease relating to the property in Raleigh, North Carolina (See Note 12). The provisions represented the difference between the carrying value of the properties, including the accumulated accrued rental income balance, at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during 2001, CNL XVIII sold its properties in Henderson, Nevada and Santa Rosa, California resulting in a net gain of $447,927 for financial reporting purposes. In July 2001, CNL XVIII used a portion of the net sales proceeds from the sales of the properties in Timonium, Maryland and Henderson, Nevada to acquire a property in Denver, Colorado as tenants-in-common with an affiliate of the general partners. In addition, during 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes. In January 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Santa Rose, California in a property in Houston, Texas and a property in Austin, Texas, with an affiliate of the general partners, as tenants-in-common.

Note 12: During 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $321,239 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note 9). In addition, during 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas (See Note 9). The provisions represented the difference between the carrying value of the properties at December 31, 2001 and the estimated net realizable value for the properties.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.


                                                              1997             1998              1999            2000
                                                            (Note 1)         (Note 1)          (Note 1)        (Note 2)
                                                          --------------   --------------    -------------   --------------

Gross revenue                                                    $   --           $   --          $    --       $  981,672
Interest and other income                                            --               --           86,231          103,058
Less:  Operating expenses                                            --               --          (79,621 )       (181,596 )
       Interest expense                                              --               --               --         (367,374 )
       Depreciation and amortization                                 --               --               --         (310,982 )
       Organizational costs                                          --               --          (35,000 )             --
                                                          --------------   --------------    -------------   --------------
Net income (loss) - GAAP basis                                       --               --          (28,390 )        224,778
                                                          ==============   ==============    =============   ==============
Taxable income
    -  from operations (Note 6)                                      --               --           86,231           93,269
                                                          ==============   ==============    =============   ==============
    -  from gain (loss) on sale                                      --               --               --               --
                                                          ==============   ==============    =============   ==============
Cash generated from operations (Notes 3 and 4)                       --                            12,851        1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                    --               --          (12,851 )       (502,078 )
      -  from sale of properties                                     --               --               --               --
      -  from cash flow from prior period                            --               --               --               --
      -  from return of capital (Note 8)                             --               --          (37,553 )             --
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions                                                    --               --          (37,553 )        593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                       --               --        5,200,283        6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                       200,000               --               --               --
      Stock issuance costs                                           --          (64,569 )       (416,153 )       (519,586 )
      Acquisition of land, building and
         equipment                                                   --               --               --      (13,848,900 )
      Payment of acquisition costs                                   --               --               --         (562,491 )
      Increase in restricted cash                                    --               --               --          (17,312 )
      Reimbursement of organizational, offering and
         acquisition costs paid by related party on
         behalf of the company                                       --         (135,339 )         (2,447 )       (411,875 )
      Proceeds of borrowing on line of credit                        --               --               --        8,100,000
      Payment on line of credit                                      --               --               --       (4,305,000 )
      Payment of loan costs                                          --               --               --          (55,917 )
      Retirement of shares of common stock                           --               --               --          (30,508 )
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                             200,000         (199,908 )      4,744,130       (4,566,338 )
                                                          ==============   ==============    =============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                      --               --               12               32
                                                          ==============   ==============    =============   ==============
    -  from recapture                                                --               --               --               --
                                                          ==============   ==============    =============   ==============
Capital gain (Note 7)                                                --               --               --               --
                                                          ==============   ==============    =============   ==============

     2001
   (Note 2)
---------------

   $ 1,764,217
       135,402
      (343,472 )
      (105,056 )
      (535,126 )
            --
---------------
       915,965
===============

       600,447
===============
            --
===============
     2,173,379

    (1,507,322 )
            --
            --
            --
---------------

       666,057


    59,519,751

            --
    (5,167,100 )

   (20,269,138 )
    (2,644,534 )
       (17,797 )
            --
    (1,735,996 )
            --
    (3,795,000 )
            --
       (13,020 )
---------------

    26,543,223
===============




            41
===============
            --
===============
            --
===============



                                                        1997               1998                1999              2000
                                                      (Note 1)           (Note 1)            (Note 1)          (Note 2)
                                                   ----------------   ---------------     ---------------   ----------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                   --                --                  --                 27
    -  from capital gain                                        --                --                  --                 --
    -  from investment income from
       prior period                                             --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                  12                 32
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on GAAP basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
   Source (on cash basis)
    -  from sales                                               --                --                  --                 --
    -  from refinancing                                         --                --                  --                 --
    -  from operations                                          --                --                   3                 59
    -  from cash flow from prior period                         --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                   9                 --
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on cash basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                     N/A               N/A                 3.0 %             5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                           N/A               N/A                  12                 71
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties
    in program)                                                N/A               N/A                 N/A                100 %


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2001, 2000 and 1999, approximately 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2001 and 2000, approximately 35% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      2001
    (Note 2)
------------------



               38
               --

               --
               25
------------------
               63
==================

               --
               --
               63
               --
               --
------------------
               63
==================

              7.0 %

              134






              100 %

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax
                  results  per  $1,000   invested   presented   above  has  been
                  calculated using the annual earnings and profit split as described in Note 7.

Note 10: Certain data for columns representing less than 12 months have been annualized.


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300
Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571





                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                           -------------------------------------


                                                                                     Excess
                                                          Total                   (deficiency)
                                                    acquisition cost,             of property
                                                        capital                  operating cash
                                             Original improvements               receipts over
                                             mortgage  closing and                    cash
         Property                           financing soft costs (1)   Total     expenditures (19)
==============================             ========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)                    --        $726,600     $  726,600   $1,192,641
   Popeye's -
     Merritt Island, FL (2)                    --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)                    --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                              --         511,200        511,200      780,594
   Little House -
     Littleton, CO                             --         330,456        330,456      349,883
   KFC -
     Jacksonville, FL (2)                      --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                           --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)                 --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                            --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                           --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                          --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                             --         993,508        993,508    1,309,570
   Denny's -
     Hagerstown, MD                            --         861,454        861,454    1,065,467
   Popeye's -
     Plant City, FL                            --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2)                        --         690,500        690,500    1,063,951
   Golden Corral -
     Schereville, IN (2) (23)                  --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                           --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)                    --        1,155,705     1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)                       --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                            --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --         622,310        622,310      331,788
   Bellissimos Family Restaurant -
     Palm Bay, FL                              --        1,070,822     1,070,822    1,250,729







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680









                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------


                                                                           Excess
                                                Total                   (deficiency)
                                          acquisition cost,             of property
                                              capital                  operating cash
                                   Original improvements               receipts over
                                   mortgage  closing and                    cash
         Property                 financing soft costs (1)   Total     expenditures (19)
===========================      ========== ============= ============ ==============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                      --         471,297       471,297      446,286
   Wendy's -
     Endicott, NY                    --         471,255       471,255      608,495
   Burger King -
     Halls, TN (3)                   --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                     --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)               --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN                 --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                    --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN                 --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN              --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL                --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                 --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL                --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL                --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                     --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)                 --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)             --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                    --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                   --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                   --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                      --         961,582       961,582      984,472
   Popeye's -
     Lake City, FL                   --         485,455       485,455      641,608
   Popeye's -
     Jacksonville, FL                --         376,323       376,323      452,824
   Popeye's -
     Jacksonville, FL                --         384,936       384,936      515,888








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.(Continued):
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725






                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                          -------------------------------------


                                                                                    Excess
                                                         Total                   (deficiency)
                                                   acquisition cost,             of property
                                                       capital                  operating cash
                                            Original improvements               receipts over
                                            mortgage  closing and                    cash
         Property                          financing soft costs (1)   Total     expenditures (19)
==============================            ========== ============= ============ ==============

CNL Income Fund VII, Ltd. (Continued):
   Popeye's -
     Brunswick, GA                           --          468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL                        --          340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX                         --          485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)                  --          318,188       318,188        396,488
   Church's
     Gainesville, FL                         --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL                         --        1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                       --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL                         --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                            --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL                        --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH (12              --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC                         --          893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX                      --        1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                           --        1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY                       --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)                       --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)                        --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)                         --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                             --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                     --          870,713       870,713        692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                             --        1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                    --          931,725       931,725        434,215








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304





                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                       --      1,111,111      1,111,111        706,575
   IHOP -
     Peoria, AZ (20)                     --        828,723        828,723        135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                 --        321,434        321,434         57,468
   Quincy's -
     Sebring, FL                         --      1,054,550      1,054,550      1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                   --        304,002        304,002        333,944
   Denny's -
     Cleveland, TN                       --        622,863        622,863        530,741
   Shoney's -
     Bradenton, FL                       --      1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)         --      1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                          --      1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL                    --      1,172,608      1,172,608      1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                         --        861,321        861,321        521,565
   Quincy's -
     Mount Airy, NC                      --        968,134        968,134        755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                     --        738,340        738,340        344,212
   Long John Silver's -
     Shelby, NC                          --        608,611        608,611        263,101
   Checker's -
     Kansas City, MO                     --        209,329        209,329        125,831
   Checker's -
     Houston, TX                         --        311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                        --      1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                      --        501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                        --        776,248        776,248        326,627






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829









                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------


                                                                             Excess
                                                  Total                   (deficiency)
                                            acquisition cost,             of property
                                                capital                  operating cash
                                     Original improvements               receipts over
                                     mortgage  closing and                    cash
         Property                   financing soft costs (1)   Total     expenditures (19)
==============================     ========== ============= ============ ==============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                      --        646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                     --        946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                 --        939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                     --        501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                       --        709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                       --        774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN               --        939,972        939,972        226,734
   Denny's -
     Marana, AZ                         --        719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                      --      1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                      --      1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                   --       1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                  --         563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                     --         832,280       832,280        156,091
   Boston Market -
     Houston, TX                        --         812,696       812,696        323,963
   Mr. Fablo's -
     Kentwood, MI                       --         855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                      --         857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                      --       1,097,220     1,097,220        581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                        --         617,610       617,610        187,183
   Boston Market -
     Timonium, MD                       --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                      --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                     --       1,286,364     1,286,364        598,179







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)               07/21/97      07/28/98     1,152,262      --          --         --         1,152,262
   Boston Market -
      Ellisville, MO              09/03/96      04/28/99       822,824      --          --         --           822,824
   Golden Corral -
     Brooklyn, OH                 08/23/96      05/18/99       974,560      --          --         --           974,560
   Boston Market -
     Edgewater, CO                08/19/97      08/11/99       634,122      --          --         --           634,122
   Black Eyed Pea -
     Houston, TX (8)              10/01/97      08/24/99       648,598      --          --         --           648,598
   Big Boy -
     Topeka, KS (9)               02/26/99      09/22/99       939,445      --          --         --           939,445
   Boston Market -
     LaQuinta, CA                 12/16/96      10/13/99       833,140      --          --         --           833,140
   Sonny's -
     Jonesboro, GA                06/02/98      12/22/99     1,098,342      --          --         --         1,098,342
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550
   Boston Market -
     Baltimore, MD                08/19/97      12/14/00       668,753      --          --         --           668,753
   Boston Market -
     Stafford, TX                 07/02/97      12/15/00       881,674      --          --         --           881,674
   Big Boy -
     Guadalupe, AZ                04/16/97      03/23/01       883,685      --          --         --           883,685
   Tumbleweed's -
     Nashville, TN                08/01/97      04/20/01       525,050      --          --         --           525,050



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)                      --      1,152,262      1,152,262         83,743
   Boston Market -
      Ellisville, MO                     --      1,026,746      1,026,746        132,104
   Golden Corral -
     Brooklyn, OH                        --        997,296        997,296        383,069
   Boston Market -
     Edgewater, CO                       --        904,691        904,691         84,852
   Black Eyed Pea -
     Houston, TX (8)                     --        648,598        648,598        191,287
   Big Boy -
     Topeka, KS (9)                      --      1,062,633      1,062,633         53,258
   Boston Market -
     LaQuinta, CA                        --        987,034        987,034        200,045
   Sonny's -
     Jonesboro, GA                       --      1,098,342      1,098,342        171,622
   Golden Corral -
     Waldorf, MD (9) (10)                --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                     --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                          --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                     --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                       --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                       --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                          --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO                  --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                           --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                         --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI                    --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                           --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                      --         885,883       885,883         35,138
   Boston Market -
     Baltimore, MD                       --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                        --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                       --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                       --       1,308,411     1,308,411        362,588






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                                  Purchase    Adjustments
                                                                           Cash       Mortgage     money     resulting
                                                                        received net  balance    mortgage       from
                                                 Date        Date of     of closing   at time   taken back   application
                Property                       Acquired       Sale         costs      of sale   by program    of GAAP     Total
==========================================   ============= ============ ============ ========== ========== ============ ========

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                              05/06/97     05/08/01     1,064,430      --           --        --     1,064,430
   Big Boy -
     Independence, MO                           01/19/99     05/22/01       524,513      --           --        --       524,513
   Big Boy -
     Belleville, IL (9)                         02/26/99     06/13/01       375,000      --           --        --       375,000
   Tumbleweeds -
     Clarksville, TN                            02/10/98     06/15/01       803,050      --           --        --       803,050
   Big Boy -
     Grandview, MO                              02/26/99     06/29/01       516,235      --           --        --       516,235
   Pizza Hut -
     Toledo, OH                                 12/05/96     06/29/01       148,528      --           --        --       148,528
   Shoney's -
     Indian Harbor Beach, FL                    01/24/97     08/13/01       457,016      --           --        --       457,016
   Black-eyed Pea -
     Wichita, KS                                10/01/97     08/15/01       300,000      --           --        --       300,000
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                              02/10/98     09/24/01       871,496      --           --        --       871,496
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                             08/01/97     09/26/01       844,905      --           --        --       844,905
   Big Boy -
     Granite City, IL                           01/19/99     09/28/01       595,148      --           --        --       595,148
   Big Boy -
     Taylor, MI                                 08/19/99     10/16/01       887,731      --           --        --       887,731
   Boston Market -
     Cedar Park, TX                             04/02/97     10/31/01       875,000      --           --        --       875,000
   Shoney's -
     Phoenix, AZ                                03/24/98     11/26/01       399,285      --           --        --       399,285
   Burger King -
     Atlanta, GA                                06/09/98     12/21/01       418,050      --           --        --       418,050
   Barbwires Steakhouse -
     Lawrence, KS                               08/01/97     12/28/01       718,000      --           --        --       718,000

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                  08/14/00     02/20/01     1,776,590      --           --        --     1,776,590
   Jack in the Box -
     Murietta, CA                               04/13/97     02/23/01     1,129,320      --           --        --     1,129,320
   Arby's -
     Kendallville, IN                           07/10/96     04/06/01       792,940      --           --        --       792,940
   Black Angus -
     Folsom, CA                                 12/04/00     04/24/01     2,581,569      --           --        --     2,581,569
   Jack in the Box -
     Kingsburg, CA                              04/10/97     06/11/01     1,169,090      --           --        --     1,168,840
   Jack in the Box -
     Garland, TX                                09/27/97     07/26/01     1,085,654      --           --        --     1,085,654




                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==========================================     ========== ============= ============ ==============

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                               --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                            --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                          --         761,074       761,074        (17,597 )
   Tumbleweeds -
     Clarksville, TN                             --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                               --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                                  --         328,381       328,381        (21,742 )
   Shoney's -
     Indian Harbor Beach, FL                     --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                                 --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                               --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                              --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                            --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                                  --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                              --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                                 --         482,368       482,368        (91,021 )
   Burger King -
     Atlanta, GA                                 --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                                --       1,448,598     1,448,598        179,747

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                   --       1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                --         952,485       952,485        377,385
   Arby's -
     Kendallville, IN                            --         739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                  --       2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                               --       1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                 --         936,119       936,119        367,842



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                       Purchase   Adjustments
                                                                  Cash       Mortgage    money    resulting
                                                               received net  balance   mortgage      from
                                        Date        Date of     of closing   at time  taken back  application
                Property              Acquired       Sale         costs      of sale  by program    of GAAP     Total
=================================== ============ ============ ============ ========== ========== ============ ========

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813     --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463     --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351      892,834     --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348      880,945     --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843      941,178     --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507      704,324     --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893     --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441      955,346     --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068     --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288      936,215     --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484     --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250     --        --         1,213,895
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725     --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878      703,412     --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202      907,130     --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200     --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063      846,616     --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817      899,893     --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459     --        --         1,145,458

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01       159,023    1,379,621      --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01         9,972    1,473,571      --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01            --     951,027       --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01       254,521    1,615,000      --        --         1,869,521






                                                            Cost of Properties
                                                          Including Closing and
                                                                Soft Costs
                                                   -------------------------------------


                                                                                             Excess
                                                                  Total                   (deficiency)
                                                            acquisition cost,             of property
                                                                capital                  operating cash
                                                     Original improvements               receipts over
                                                     mortgage  closing and                    cash
         Property                                   financing soft costs (1)   Total     expenditures (19)
==============================                     ========== ============= ============ ==============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                                    1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                                     1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                                       893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                                        882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                               943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                                      707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                                     1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN                          960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                                1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                                 942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                                     1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC                              1,098,081       --         1,098,081          58,269
   Arby's -
     Carrboro, NC                                   1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                                710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                                   916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                                1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                                     855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                                     909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                                 1,088,971       --         1,088,971         145,107

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                                   1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                                1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                                       951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                                  1,615,000       --         1,615,000          62,903




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                    09/15/00     03/08/01       112,352    1,247,170      --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                  09/21/00     01/31/01         4,598    1,118,539      --        --         1,123,137
   Jack in the Box -
     Fresno, CA                    09/15/00     04/26/01       129,458      950,196      --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA               09/19/00     03/27/01        80,199      973,493      --        --         1,053,692
   Pizza Hut -
     Miami, FL                     10/06/00     06/29/01        69,130      588,593      --        --           657,723
   IHOP -
     Hiram, GA                     10/12/00     04/16/01        97,519    1,432,800      --        --         1,530,319
   IHOP -
     Jacksonville, NC              10/12/00     06/25/01        47,442    1,367,919      --        --         1,415,361
   IHOP -
     Pueblo, CO                    10/12/00     06/19/01        91,901    1,296,394      --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA             03/28/01     06/29/01       210,654    1,256,197      --        --         1,466,851
   Jack in the Box -
     Manteca, CA                   05/14/01     06/11/01       236,673    1,432,260      --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                07/20/00     05/25/01            --      550,587      --        --           550,587
   IHOP -
     Littleton, CO                 12/28/00     07/20/01       141,982    1,860,395      --        --         2,002,377
   IHOP -
     Oklahoma City, OK             10/12/00     07/26/01       165,306    1,831,346      --        --         1,996,652
   Baker's Square -
     Anaheim, CA                   05/14/01     07/26/01       306,267    1,576,144      --        --         1,882,411
   Arby's -
     Southington, CT               07/21/00     07/27/01       125,178      908,371      --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                05/14/01     07/30/01       151,366      999,284      --        --         1,150,650
   IHOP -
     Shreveport, LA                10/12/00     08/03/01        87,476    1,450,490      --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA              05/14/01     08/06/01       246,540    1,270,898      --        --         1,517,438
   Village Inn -
     Aurora, CO                    05/14/01     08/08/01        40,903    1,543,233      --        --         1,584,136
   Village Inn -
     Denver, CO                    05/14/01     08/08/01       142,900      880,551      --        --         1,023,451
   IHOP -
     Huntsville, AL                10/12/00     08/14/01        97,307    1,593,307      --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                   05/30/00     08/17/01       156,571    1,598,221      --        --         1,754,792





                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==============================                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                                 1,254,037       --      1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                               1,123,137       --      1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                   958,117       --        958,117       56,075
   Jack in the Box -
     Bakersfield, CA                              978,854       --        978,854       45,750
   Pizza Hut -
     Miami, FL                                    589,199       --        589,199       44,786
   IHOP -
     Hiram, GA                                  1,438,400       --      1,438,400       70,497
   IHOP -
     Jacksonville, NC                           1,371,599       --      1,371,599       92,458
   IHOP -
     Pueblo, CO                                 1,303,550       --      1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                          1,259,276       --      1,259,276       32,187
   Jack in the Box -
     Manteca, CA                                1,432,260       --      1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                               550,587       --        550,587           --
   IHOP -
     Littleton, CO                              1,869,159       --      1,869,159       90,731
   IHOP -
     Oklahoma City, OK                          1,842,950       --      1,842,950      126,315
   Baker's Square -
     Anaheim, CA                                1,577,273       --      1,577,273       34,744
   Arby's -
     Southington, CT                              909,091       --        909,091       95,881
   Vicorp Village Inn -
     Scottsdale, AZ                             1,000,000       --      1,000,000       26,369
   IHOP -
     Shreveport, LA                             1,460,875       --      1,460,875      112,077
   Baker's Square -
     Rohnert Park, CA                           1,272,727       --      1,272,727       31,889
   Village Inn -
     Aurora, CO                                 1,545,456       --      1,545,456       40,127
   Village Inn -
     Denver, CO                                   881,818       --        881,818       28,503
   IHOP -
     Huntsville, AL                             1,604,715       --      1,604,715      128,194
   Ruby Tuesday's -
     Orlando, FL                                1,611,142       --      1,611,142      193,571






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============


CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                    10/06/00     08/17/01        84,357     646,698        --         --          731,055
   IHOP -
     Statesboro, GA               10/12/00     08/21/01        68,915    1,072,888       --         --        1,141,803
   Village Inn -
     Tempe, AZ                    05/14/01     08/24/01       149,028    1,043,952       --         --        1,192,980
   IHOP -
     San Antonio, TX              12/28/00     08/27/01        76,227    1,594,606       --         --        1,670,833
   Jack in the Box -
     Coppell, TX                  03/28/01     08/29/01       170,623    1,608,077       --         --        1,778,700
   Village Inn -
     Denver, CO                   05/14/01     08/30/01       168,884    1,270,898       --         --        1,439,782
   TGI Friday's -
     Roseville, CA                03/12/01     08/31/01       109,946    2,931,613       --         --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL           10/06/00     08/31/01        52,912     397,968        --         --          450,880
   Village Inn -
     Ogden, UT                    05/14/01     09/18/01       146,763     907,784        --         --        1,054,547
   Pizza Hut -
     Key Largo, FL                10/06/00     09/20/01        73,845     578,862        --         --          652,707
   Baker's Square -
     Hoffman Estates, IL          05/14/01     09/20/01       151,812    1,089,341       --         --        1,241,153
   Village Inn -
     Broomfield, CO               05/14/01     09/20/01       184,629    1,134,730       --         --        1,319,359
   IHOP -
     Harrisonburg, VA             12/28/01     09/21/01       129,619    1,426,704       --         --        1,556,323
   Pizza Hut -
     Miami, FL                    10/06/00     09/21/01        95,727     710,011        --         --          805,738
   Jack in the Box -
     The Colony, TX               09/15/00     09/28/01        86,043    1,313,521       --         --        1,399,564
   IHOP -
     Birmingham, AL               10/12/00     10/12/01       178,092    1,362,594       --         --        1,540,686
   Village Inn -
     Naperville, IL               05/14/01     10/24/01       155,181    1,019,762       --         --        1,174,943
   Village Inn -
     Tucson, AZ                   05/14/01     10/25/01       178,784    1,133,069       --         --        1,311,853
   RT -
     Las Vegas, NV                07/17/00     11/05/01       199,079    1,785,377       --         --        1,984,456
   Jack in the Box -
     Charlotte, NC                08/28/00     11/08/01        62,882    1,282,493       --         --        1,345,375
   Bakers Square -
     Rolling Meadows, FL          05/14/01     11/27/01       123,563     928,427        --         --        1,051,990
   TGIF Friday's -
     Albuquerque, NM              01/08/01     12/14/01       137,493    2,401,376       --         --        2,538,869
   Bakers Square -
     Blaine, MN                   05/14/01     12/20/01         5,880    1,335,029       --         --        1,340,909
   Village Inn -
     Omaha, NE                    05/14/01     12/21/01       147,260    1,185,687       --         --        1,332,947
   Village Inn -
     Lincoln, NE                  05/14/01     12/19/01       148,006    1,040,870       --         --        1,188,876






                                                         Cost of Properties
                                                       Including Closing and
                                                             Soft Costs
                                                -------------------------------------


                                                                                          Excess
                                                               Total                   (deficiency)
                                                         acquisition cost,             of property
                                                             capital                  operating cash
                                                  Original improvements               receipts over
         Property                                 mortgage  closing and                    cash
==============================                   financing soft costs (1)   Total     expenditures (19)
                                                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                                     650,000      --           650,000       70,642
   IHOP -
     Statesboro, GA                              1,078,800      --         1,078,800       94,429
   Village Inn -
     Tempe, AZ                                   1,045,455      --         1,045,455       32,022
   IHOP -
     San Antonio, TX                             1,603,687      --         1,603,687       89,761
   Jack in the Box -
     Coppell, TX                                 1,616,034      --         1,616,034       67,526
   Village Inn -
     Denver, CO                                  1,272,727      --         1,272,727       33,045
   TGI Friday's -
     Roseville, CA                               2,949,827      --         2,949,827      141,497
   Pizza Hut -
     Pembroke Pines, FL                            400,000      --           400,000       37,304
   Village Inn -
     Ogden, UT                                     909,091      --           909,091       34,339
   Pizza Hut -
     Key Largo, FL                                 581,818      --           581,818       57,260
   Baker's Square -
     Hoffman Estates, IL                         1,090,909      --         1,090,909       41,867
   Village Inn -
     Broomfield, CO                              1,136,364      --         1,136,364       43,611
   IHOP -
     Harrisonburg, VA                            1,434,579      --         1,434,579       99,922
   Pizza Hut -
     Miami, FL                                     713,636      --           713,636       58,013
   Jack in the Box -
     The Colony, TX                              1,332,122      --         1,332,122      131,045
   IHOP -
     Birmingham, AL                              1,370,975      --         1,370,975      135,065
   Village Inn -
     Naperville, IL                              1,022,727      --         1,022,727       42,657
   Village Inn -
     Tucson, AZ                                  1,136,364      --         1,136,364       47,518
   RT -
     Las Vegas, NV                               1,800,000      --         1,800,000       55,017
   Jack in the Box -
     Charlotte, NC                               1,308,411      --         1,308,411      146,378
   Bakers Square -
     Rolling Meadows, FL                           931,818      --           931,818       47,329
   TGIF Friday's -
     Albuquerque, NM                             2,430,996      --         2,430,996      141,808
   Bakers Square -
     Blaine, MN                                  1,340,909      --         1,340,909       80,287
   Village Inn -
     Omaha, NE                                   1,190,909      --         1,190,909       71,306
   Village Inn -
     Lincoln, NE                                 1,045,455      --         1,045,455       62,597




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Macon, GA                    12/28/00     12/10/01        28,518    1,246,710       --         --        1,275,228
   Bakers Square -
     Elk Grove, IL                05/14/01     12/21/01       134,250      995,615       --         --        1,129,865
   Bakers Square -
     Gurnee, IL                   05/14/01     12/03/01       268,799    1,855,464       --         --        2,124,263
   Taco Cabana -
     Plugerville, TX              12/29/00     12/05/01        30,596    1,444,219       --         --        1,474,815
   Taco Cabana -
     Pasadena, TX                 12/29/00     12/05/01        20,240      955,406       --         --          975,646
   Taco Cabana -
     Austin, TX                   12/29/00     12/05/01        24,947    1,177,594       --         --        1,202,541
   Taco Cabana -
     Houston, TX #177             02/29/00     12/05/01        19,769      933,188       --         --          952,957
   Taco Cabana -
     Houston, TX #144             12/29/00     12/05/01        29,653    1,399,782       --         --        1,429,435
   Taco Cabana -
     San Antonio, TX              12/29/00     12/14/01        23,534    1,110,938       --         --        1,134,472
   Taco Cabana -
     Houston, TX                  12/29/00     12/14/01        28,242    1,333,125       --         --        1,361,367

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                   05/15/01     08/17/01       163,730    1,076,685       --         --        1,240,414
   Jack in the Box -
     St. George, UT               07/12/01     12/04/01       231,916    1,580,962       --         --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA           08/30/02     11/09/01       128,563    1,206,531       --         --        1,335,094
   Black Angus -
     Las Vegas, NV                10/11/01     11/19/01       545,658    2,675,155       --         --        3,220,813
   Jack in the Box -
     Harrington, TX               05/31/01     11/29/01       144,639    1,280,652       --         --        1,430,291





                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                        -------------------------------------


                                                                                  Excess
                                                       Total                   (deficiency)
                                                 acquisition cost,             of property
                                                     capital                  operating cash
                                          Original improvements               receipts over
                                          mortgage  closing and                    cash
         Property                        financing soft costs (1)   Total     expenditures (19)
==============================          ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Macon, GA                          1,258,065      --         1,258,065      109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000      --         1,000,000       59,875
   Bakers Square -
     Gurnee, IL                         1,863,636      --         1,863,636      111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815      --         1,474,815      131,766
   Taco Cabana -
     Pasadena, TX                         975,646      --           975,646       87,168
   Taco Cabana -
     Austin, TX                         1,202,541      --         1,202,541      107,440
   Taco Cabana -
     Houston, TX #177                     952,957      --           952,957       85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435      --         1,429,435      127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472      --         1,134,472      101,358
   Taco Cabana -
     Houston, TX                        1,361,367      --         1,361,367      121,630

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                         1,078,143      --         1,078,143       27,638
   Jack in the Box -
     St. George, UT                     1,588,785      --         1,588,785       62,317
   Jack in the Box -
     Pumpkin Center, CA                 1,210,280      --         1,210,280       22,265
   Black Angus -
     Las Vegas, NV                      2,675,155      --         2,675,155       31,169
   Jack in the Box -
     Harrington, TX                     1,285,047      --         1,285,047       68,509






(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(8) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC and CNL Funding 2001-A, LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                       ----------------------------------
                       THE SUBSCRIPTION AGREEMENT IN THIS
                       ADDENDUM   UPDATES  AND   REPLACES
                       APPENDIX   D   TO   THE   ATTACHED
                       PROSPECTUS,  DATED  APRIL 1,  2002.
                       ----------------------------------

Subscription Agreement                                          LOGO
CNL HOSPITALITY PROPERTIES, INC.

1.___________INVESTMENT________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment |_| Check this box if you are purchasing these Shares through
                             Investment   in this offering           a Registered Investment Adviser or net of commission.


Make Investment Check Payable to:  SouthTrust Bank



This subscription is in the amount of $______________ for the purchase of ______________ Shares ($10.00 per Share).  The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keough and qualified plan accounts (except in states with higher minimum purchase requirements).




2.___________FORM OF OWNERSHIP_________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A MARRIED  PERSON  SEPARATE  PROPERTY (only one signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR_____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of________________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of________________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be attached)

3.___________INVESTOR INFORMATION______________________________________________



Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and tax ID numbers. Complete the Investor Mailing Address to receive informational mailings.

_________________________________________  ____________________________________
1st Registration Name                      Investor Social Security Number

_________________________________________  ____________________________________
2nd Registration Name                      Taxpayer ID Number

_________________________________________  ____________________________________
Address                                    Custodian Account Number

_________________________________________  ____________________________________
City/State/Zip                             Custodian Phone Number

_________________________________________  ____________________________________
Investor Mailing Address (IRA Accounts)    Investor E-mail Address

_________________________________________  ____________________________________
City/State/Zip                             Daytime Phone Number



|_|Check this box if you are a U.S. citizen       |_|Check this box if you are a U.S. citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen    |_|Check this box if you are subject to backup withholding

4.___________DISTRIBUTIONS_____________________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in
Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_|  DISTRIBUTION  REINVESTMENT  PLAN  (see Prospectus for more details)
b. |_|  DIRECT DEPOSIT Please include a voided check.  (Non-Custodian  Investors
        Only)
I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution__________________________________________________________

Address________________________________________________________________________

City/State/Zip ________________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number___________________  Bank ABA Routing Number_____________________

5.___________SUBSCRIBER SIGNATURES_____________________________________________


TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX BELOW HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus ________ Initials _________ Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000; or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
                                   ________ Initials _________ Initials


X__________________________ ___________  X____________________________ ________
 Signature of Investor      Date          Signature of Joint Investor  Date

6.___________BROKER INFORMATION________________________________________________



The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.


Broker/Dealer Name_____________________________________________________________

Financial Advisor Name_________________________________________________________

Advisor Mailing Address________________________________________________________

City/State/Zip_________________________________________________________________

Advisor Number_______________________________ Telephone Number_________________

E-mail Address_______________________________ Fax Number_______________________


|_| Telephonic Subscription   |_| Deferred Commission Option (Please refer to
                                  the Prospectus for details.)

|_| Registered Investment Advisor (RIA): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have  reasonable  grounds to believe  that the  purchase  of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ __________  X______________________________ ______
 Financial Advisor Signature Date         Branch Manager Signature       Date
                                          (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.


      Return to: CNL Investor Relations PO Box 1033 Orlando, FL 32802-1033
                   Overnight Delivery: CNL Investor Relations
                   450 South Orange Avenue Orlando, FL 32801
                 CNL Investor Relations:  tel (407) 650-1000
                 toll-free (866) 650-0650 fax (407) 650-1231


-------------------------------------------------------------------------------
    For Office Use Only***

    Sub.# _______________ Admit Date _____________ Amount _____________________

    Check # _____________ Region _________________ W/S _____________ Rev. 11/02

-------------------------------------------------------------------------------

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                 -----------------------------------------------
                 THE STATEMENT OF ESTIMATED TAXABLE OPERATING
                 RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN
                 THIS ADDENDUM SHOULD BE READ IN CONJUNCTION
                 WITH APPENDIX E TO THE ATTACHED PROSPECTUS,
                 DATED APRIL 1, 2002.
                 ------------------------------------------------

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   PROPERTIES ACQUIRED FROM FEBRUARY 23, 2002
                            THROUGH NOVEMBER 15, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from February 23, 2002 through November 15, 2002 and the Properties for which the Company had entered into initial commitments to acquire as of November 15, 2002. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                      Courtyard by Marriott    Courtyard by Marriott    Marriott Hotel       Courtyard by Marriott
                                        Basking Ridge (7)        San Francisco (6)      Bridgewater (7)       Foothill Ranch (7)
                                      --------------------    -----------------------  -------------------  -----------------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                           $2,145,000                  $ 2,460,650         $ 3,690,000             (5)
   Asset Management Fees (2)                  (225,000 )                   (246,000 )          (369,000 )           (5)
General and Administrative
   Expenses (3)                               (171,600 )                   (196,852 )          (295,200 )           (5)
Interest Expense (6)                                --                   (1,960,000 )                --             (5)
                                      -----------------         --------------------   -----------------     ------------------
Estimated Cash Available from
   Operations                                1,748,400                       57,798           3,025,800             (5)
Depreciation and Amortization
   Expense (4)                              (1,090,337 )                   (687,088 )        (1,980,293 )           (5)
                                      -----------------          -------------------   -----------------     ------------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction          $  658,063                  $  (629,290 )       $ 1,045,507             (5)
                                      =================         ====================   =================     ==================






                                  See Footnotes





                                              Hampton Inn            Marriott Hotel    Renaissance Hotel    Courtyard by Marriott
                                              Houston (8)             Seattle (7)          Tampa (7)              Newark (7)
                                           -------------------  --------------------  --------------------  -----------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                               $  729,300              (5)                  (5)                   $ 1,530,000
   Asset Management Fees (2)                       (72,930  )           (5)                  (5)                      (153,000  )
General and Administrative
   Expenses (3)                                    (49,592  )           (5)                  (5)                      (122,400  )
Interest Expense (6)                              (592,875  )           (5)                  (5)                            --
                                           -----------------      ------------------   ------------------        ---------------
Estimated Cash Available from
   Operations                                       13,903              (5)                  (5)                     1,254,600
Depreciation and Amortization
   Expense (4)                                    (371,606  )           (5)                  (5)                    (1,021,842  )
                                           -----------------      ------------------   ------------------        ---------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction              $ (357,703  )           (5)                  (5)                   $   232,758
                                           =================      ==================   ==================        ===============




                                  See Footnotes



                                       Residence Inn by Marriott           Sheraton            Doubletree           Doubletree
                                              Newark (7)                  Tucson (7)           Dallas (7)          Arlington (7)
                                       -------------------------      -----------------   -------------------  --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                             $ 1,650,000               $ 4,140,000          $ 3,240,000            $ 4,260,000
Asset Management Fees (2)                        (165,000  )               (414,000  )          (324,000  )            (426,000  )
General and Administrative
   Expenses (3)                                  (132,000  )               (331,200  )          (259,200  )            (340,800  )
Interest Expense (6)                                   --                        --                   --                     --
                                          -----------------           ---------------      ---------------      -----------------
Estimated Cash Available from
   Operations                                   1,353,000                 3,394,800            2,656,800              3,493,200
Depreciation and Amortization
   Expense (4)                                 (1,101,955  )             (2,764,903  )        (2,163,837  )          (2,845,046  )
                                          -----------------           ---------------      ---------------      -----------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction            $   251,045  )            $   629,897          $   492,963            $   648,154
                                          =================           ===============      ===============      =================




                                  See Footnotes

                                                             Total
                                                      -------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                                        $ 23,844,950
Asset Management Fees (2)                                  (2,394,930 )
General and Administrative
   Expenses (3)                                            (1,898,844 )
Interest Expense (6)                                       (2,552,875 )
                                                       ---------------
Estimated Cash Available from
   Operations                                              16,998,301
Depreciation and Amortization
   Expense (4)                                            (14,026,907 )
                                                       ---------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction                       $  2,971,394
                                                       ===============



                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(2) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's share of the Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(4) The estimated federal tax basis of the depreciable portion of the Company's share of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                Furniture and
                                               Buildings           Fixtures
                                               (39 years)        (5-15 years)
                                             ---------------   -----------------

              Basking Ridge Property           $31,987,000         $1,885,000
              San Francisco Property            32,729,000          2,910,000
              Bridgewater Property              55,247,000          5,207,000
              Hampton Inn Houston Property      10,875,700          1,387,600
              Courtyard Newark Property         20,216,400          3,524,100
              Residence Inn Newark Property     21,802,000          3,800,500
              Sheraton Tucson Property          54,703,200          9,535,800
              Doubletree Dallas Property        42,811,200          7,462,800
              Doubletree Arlington Property     56,288,800          9,812,200

(5) The Property is under construction for the period presented. The estimate completion dates for construction are as follows:

                   Property                           Estimated Completion Date
                   --------                           -------------------------

         Courtyard Foothill Ranch Property                  December 2003
         Seattle Waterfront Marriott Property                 April 2003
         Renaissance Tampa Property                            May 2004

(6) The Company invested in a joint venture that acquired a Property in San Francisco, California, of which the Company owns a 50% interest and Marriott owns a 50% interest. The joint venture obtained permanent financing in the amount of $56 million secured by the property. Interest expense is incurred at a variable rate which is expected to be approximately 7.00% per annum. Payments of interest only are due monthly through July 1, 2004 at which time monthly payments of principal and interest are due until maturity. The remaining principal balance together with any unpaid interest is due at the end of the fifth loan year. The lease for the San Francisco property is with an indirectly wholly owned subsidiary of the joint venture.

(7) Leases are expected to be with indirect wholly owned subsidiaries of the Company.

(8) The Company made an additional investment in a joint venture, in which the Company owns 85%, to acquire a Property in Houston, Texas (the "Hampton Inn Property"). The joint venture assumed a loan of approximately $9.3 million when the property was acquired. Interest expense is incurred at a fixed rate of 7.78% per annum. Payments of principal and interest are due monthly through maturity in January 2023, however, additional fees are imposed if prepayment does not occur by January 2008. The lease for the Hampton Inn Property is with an indirectly wholly owned subsidiary of the joint venture.